     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 18, 2003

                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                            PHELPS DODGE CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                     NEW YORK                                           13-1808503
  (STATE OR OTHER JURISDICTION OF INCORPORATION)           (I.R.S. EMPLOYER IDENTIFICATION NO.)



             ONE NORTH CENTRAL AVENUE                              S. DAVID COLTON, ESQ.
              PHOENIX, AZ 85004-4415                     SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                  (602) 366-8100                                 PHELPS DODGE CORPORATION
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,              ONE NORTH CENTRAL AVENUE
  INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL                  PHOENIX, AZ 85004-4415
                EXECUTIVE OFFICES)                                    (602) 366-8100
                                                     (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
                                                                          NUMBER,
                                                        INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                               PD CAPITAL TRUST I
                              PD CAPITAL TRUST II
    (EXACT NAMES OF REGISTRANTS AS SPECIFIED IN THEIR CERTIFICATES OF TRUST)

                     DELAWARE                                                51-6516595
  (STATE OR OTHER JURISDICTION OF INCORPORATION)     (I.R.S. EMPLOYER IDENTIFICATION NO. OF PD CAPITAL TRUST I)



           C/O PHELPS DODGE CORPORATION                                      51-6516596
             ONE NORTH CENTRAL AVENUE               (I.R.S. EMPLOYER IDENTIFICATION NO. OF PD CAPITAL TRUST II)
              PHOENIX, AZ 85004-4415
                  (602) 366-8100                                       S. DAVID COLTON, ESQ.
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,          SENIOR VICE PRESIDENT AND GENERAL COUNSEL
  INCLUDING AREA CODE, OF REGISTRANTS' PRINCIPAL                      PHELPS DODGE CORPORATION
                EXECUTIVE OFFICES)                                    ONE NORTH CENTRAL AVENUE
                                                                       PHOENIX, AZ 85004-4415
                                                                           (602) 366-8100
                                                     (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                                                             INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    COPY TO:

                             MICHAEL W. BLAIR, ESQ.
                              DEBEVOISE & PLIMPTON
                                919 THIRD AVENUE
                               NEW YORK, NY 10022
                                 (212) 909-6000

     APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                                            ---------------

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                              ---------------

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
                                                                 PROPOSED MAXIMUM
                                                                AGGREGATE OFFERING           AMOUNT OF
     TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED              PRICE(1)           REGISTRATION FEE(2)
-------------------------------------------------------------------------------------------------------------
Phelps Dodge Corporation Common Shares(3)...................
-------------------------------------------------------------------------------------------------------------
Phelps Dodge Corporation Preferred Shares(4)................
-------------------------------------------------------------------------------------------------------------
Phelps Dodge Corporation Senior Debt Securities(5)..........
-------------------------------------------------------------------------------------------------------------
Phelps Dodge Corporation Junior Subordinated Debt
  Securities(6).............................................
-------------------------------------------------------------------------------------------------------------
Phelps Dodge Corporation Share Purchase Contracts to
  purchase Common Shares and/or Preferred Shares of Phelps
  Dodge Corporation(7)......................................
-------------------------------------------------------------------------------------------------------------
Phelps Dodge Corporation Share Purchase Units, each
  representing ownership of a Share Purchase Contract and
  Senior Debt Securities, Junior Subordinated Debt
  Securities, Trust Preferred Securities or debt obligations of third parties(8).......................................
-------------------------------------------------------------------------------------------------------------
Phelps Dodge Corporation Depositary Shares(9)...............
-------------------------------------------------------------------------------------------------------------
Phelps Dodge Corporation Warrants(10).......................
-------------------------------------------------------------------------------------------------------------
PD Capital Trust I Preferred Securities(11).................
-------------------------------------------------------------------------------------------------------------
PD Capital Trust II Preferred Securities(11)................
-------------------------------------------------------------------------------------------------------------
Phelps Dodge Corporation Guarantees of PD Capital Trust I
  and PD Capital Trust II Preferred Securities(12)..........
-------------------------------------------------------------------------------------------------------------
Total.......................................................   $600,000,000(13)(14)           $48,540
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------

 (1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 and exclusive of accrued interest and dividends, if any.
 (2) The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933.
 (3) Includes Junior Participating Cumulative Preferred Share Purchase Rights. Prior to the occurrence of certain events, such Rights will not be exercisable or evidenced separately from the Common Shares. Subject to note
     (13) below, we are registering such indeterminate number of Common Shares as may be sold from time to time by Phelps Dodge Corporation, including sales upon the exercise of Warrants or delivery upon settlement of Share Purchase Contracts. Also includes such indeterminate number of Common Shares as may be issued upon conversion of or exchange for any securities being registered hereunder that provide for conversion or exchange into Common Shares.
 (4) Subject to note (13) below, we are registering such indeterminate number of Preferred Shares as may be sold from time to time by Phelps Dodge Corporation, including sales upon the exercise of Warrants or delivery upon settlement of Share Purchase Contracts. Also includes such indeterminate number of Preferred Shares as may be issued upon conversion of or exchange for any securities being registered hereunder that provide for conversion or exchange into Preferred Shares.
 (5) Subject to note (13) below, we are registering such indeterminate principal amount of Senior Debt Securities as may be sold from time to time by Phelps Dodge Corporation, including sales upon the exercise of Warrants or delivery upon settlement of Share Purchase Contracts. Also includes such indeterminate principal amount of Senior Debt Securities as may be issued upon conversion of or exchange for any securities being registered hereunder that provide for conversion or exchange into Senior Debt Securities.
 (6) Subject to note (13) below, we are registering such indeterminate principal amount of Junior Subordinated Debt Securities as may be sold from time to time by Phelps Dodge Corporation.
 (7) Subject to note (13) below, there is being registered hereunder an indeterminate amount and number of Share Purchase Contracts as may be sold from time to time by Phelps Dodge Corporation, representing rights to purchase Common Shares and/or Preferred Shares.
 (8) Subject to note (13) below, we are registering such indeterminate amount and number of Share Purchase Units as may be sold from time to time by Phelps Dodge Corporation, representing ownership of Share Purchase Contracts and Senior Debt Securities, Junior Subordinated Debt Securities, Preferred Securities of PD Capital Trust I or PD Capital Trust II, or debt obligations of third parties.
 (9) Subject to note (13) below, we are registering such indeterminate number of Depositary Shares to be evidenced by Depositary Receipts issued pursuant to a Deposit Agreement. In the event Phelps Dodge Corporation elects to offer to the public fractional interests in Senior Debt Securities, Junior Subordinated Debt Securities or Preferred Shares of Phelps Dodge Corporation registered hereunder, Depositary Receipts will be distributed to those persons purchasing such fractional interests and Senior Debt Securities, Junior Subordinated Debt Securities or Preferred Shares, as the case may be, will be issued to the Depositary under the Deposit Agreement. No separate consideration will be received for the Depositary Shares.
(10) Subject to note (13) below, we are registering such indeterminate amount and number of Warrants as may be sold from time to time by Phelps Dodge Corporation, representing rights to purchase Senior Debt Securities, Preferred Shares or Common Shares. Warrants may be sold separately or with Senior Debt Securities, Preferred Shares or Common Shares or other securities registered hereunder.
(11) Subject to note (13) below, we are registering such indeterminate number of Preferred Securities as may be sold severally from time to time by PD Capital Trust I and PD Capital Trust II.
(12) Includes the rights of holders of the Preferred Securities under the applicable guarantee of Preferred Securities, the obligations of Phelps Dodge Corporation under the applicable trust agreement of each of PD Capital Trust I and PD Capital

     Trust II and the obligations of Phelps Dodge Corporation under the indenture for the Junior Subordinated Debt Securities and any related supplemental indenture, all of which are described in this Registration Statement. No separate consideration will be received for any of such guarantee or obligations.
(13) The Prospectus included herein relates to $600,000,000 of securities. Such amount represents the principal amount of any Senior Debt Securities or Junior Subordinated Debt Securities issued at their principal amount, the issue price rather than the principal amount of any Senior Debt Securities or Junior Subordinated Debt Securities issued at an original issue discount, the liquidation preference of any Preferred Shares, the amount computed pursuant to Rule 457(c) for any Common Shares, the issue price of any Warrants, the exercise price of any offered securities issuable upon the exercise of Warrants and the initial public offering price of any Preferred Securities. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(14) No separate consideration will be received for the Senior Debt Securities, Preferred Shares, Common Shares or the Depositary Shares issuable upon conversion of or in exchange for any securities registered hereunder that provide for conversion or exchange into such securities. No separate consideration will be received for any Junior Subordinated Debt Securities if issued to evidence a loan by PD Capital Trust I, PD Capital Trust II or to Phelps Dodge Corporation, or for any Phelps Dodge Corporation Guarantees.

                            ------------------------

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL NOR DOES IT SEEK AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                  $600,000,000

                        [PHELPS DODGE CORPORATION LOGO]

                                 COMMON SHARES
                                PREFERRED SHARES
                            SHARE PURCHASE CONTRACTS
                              SHARE PURCHASE UNITS
                               DEPOSITARY SHARES
                                    WARRANTS
                             SENIOR DEBT SECURITIES
                      JUNIOR SUBORDINATED DEBT SECURITIES

                               PD CAPITAL TRUST I
                              PD CAPITAL TRUST II
                              PREFERRED SECURITIES
                     GUARANTEED BY PHELPS DODGE CORPORATION

     - By this prospectus, we may offer from time to time up to $600,000,000 of any combination of the securities described in this prospectus.

     - We will provide you with the specific terms of the securities we are offering in supplements to this prospectus. A supplement may also change or update information contained in this prospectus.

     - You should read this prospectus, including the documents and other information we have referred to under the heading "Where You Can Find More Information," and the prospectus supplement relating to the specific issue of securities carefully before you invest.

     - We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement.

     - Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                 The date of this prospectus is April   , 2003.

                                CAUTIONARY NOTE

GENERAL

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf process, we may sell the securities described in the prospectus from time to time. This prospectus provides you with a general description of the securities we may offer. We may also add, update or change information contained in this prospectus through one or more supplements to this prospectus. You should rely only on the information contained or incorporated by reference in this prospectus and in any supplement. "Incorporation by reference" means that we can disclose important information to you by referring you to another document filed separately with the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any supplement to this prospectus is current only as of the dates on their covers. Our business, financial condition, results of operations and prospects may have changed since that date.

     PD Capital Trust I and PD Capital Trust II, each of which is referred to in this prospectus as a trust and which are collectively referred to as the trusts, have no independent function other than to issue securities and to purchase junior subordinated debt securities. This prospectus does not contain separate financial statements for the trusts. Phelps Dodge Corporation files consolidated financial information with the SEC that will include financial information regarding the trusts.

FORWARD-LOOKING STATEMENTS

     This prospectus, any prospectus supplement and the documents and information incorporated by reference in them may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"). We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements. You should be aware that these statements only reflect our expectations and are not guarantees of performance. These statements involve risks, uncertainties and assumptions. Actual events or results may differ materially from our expectations. Important factors that could cause our actual results to be materially different from our expectations include those discussed under the caption "Risk Factors" in each prospectus supplement. In some cases, you can identify these statements by our use of forward-looking words such as "may," "will," "should," "anticipate," "estimate," "expect," "plan," "believe," "predict," "potential" and "intend". The safe harbor provisions for forward-looking statements only apply to companies that have previously offered securities to the public. Because each trust's offer of the preferred securities constitutes each trust's initial public offering of securities, the safe harbor provisions of the federal securities laws do not apply to the trusts. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

                            PHELPS DODGE CORPORATION

     We are the world's second largest producer of copper. We are also one of the world's largest producers and processors of molybdenum and molybdenum products, the world's largest producer of continuous-cast copper rod, and are ranked among the world's largest producers of carbon black and magnet wire. We were incorporated under the laws of New York in 1885. On October 16, 1999, we acquired Cyprus Amax Minerals Company thereby enhancing our copper assets with significant operations in the U.S. and South America.

     Phelps Dodge consists of two divisions: Phelps Dodge Mining Company and Phelps Dodge Industries.

PHELPS DODGE MINING COMPANY

     Phelps Dodge Mining Company is our international business division that comprises our vertically integrated copper operations from mining through rod production, primary molybdenum operations through conversion, marketing and sales, and worldwide exploration in 11 reportable segments. Our copper mines comprise five reportable segments in the United States (Morenci, Bagdad/Sierrita, Miami/Bisbee, Chino/Cobre and Tyrone) and three reportable segments in South America (Candelaria, Cerro Verde and El Abra). The other reportable segments are Manufacturing and Sales, Primary Molybdenum and Other Mining.

PHELPS DODGE INDUSTRIES

     Phelps Dodge Industries is our manufacturing division comprising two business segments that produce engineered products principally for the global energy, telecommunications, transportation and specialty chemicals sectors. Its operations are characterized by products with significant market share, internationally competitive costs and quality, and specialized engineering capabilities. The two reportable segments are Specialty Chemicals and Wire and Cable.

     See the description of our business and properties included in our Annual Report on Form 10-K for the year ended December 31, 2002, as amended by our Form 10-K/A. More extensive information concerning us is contained in such report. See "Incorporation by Reference" in this prospectus.

     Our principal executive offices are located at One North Central Avenue, Phoenix, Arizona 85004-4415, and our telephone number is (602) 366-8100.

                                   THE TRUSTS

     We created each trust as a Delaware statutory trust pursuant to a trust agreement. We will enter into an amended and restated trust agreement for each trust, which will state the terms and conditions for the trust to issue and sell its preferred securities and common securities.

     Each trust exists solely to:

     - issue and sell to the public preferred securities, representing undivided beneficial interests in the assets of the trust;

     - issue and sell to us common securities, representing undivided beneficial interests in the assets of the trust;

     - use the gross proceeds from the sale of its preferred and common securities to purchase a series of our junior subordinated debt securities;

     - distribute the cash payments it receives from the junior subordinated debt securities it owns to the holders of the preferred and common securities; and

     - engage in other activities that are necessary or incidental to these purposes.

     We will purchase all of the common securities of each trust. The common securities will have terms substantially identical to, and will rank equal in priority of payment with, the preferred securities. Payments will be made on both the common securities and the preferred securities when payments of interest are made on the junior subordinated debt securities, upon redemption of the junior subordinated debt securities or in some circumstances upon liquidation of the trust. However, if a default on the payments on the related junior subordinated debt securities occurs, then cash distributions and redemption, liquidation and other amounts payable on the common securities will be subordinate in priority of payment to the amounts payable on the preferred securities.

     Each of the trusts is a legally separate entity and the assets of one are not available to satisfy the obligations of any of the others. We will guarantee the preferred securities as described later in this prospectus. We will appoint five trustees to conduct each trust's business and affairs:

     - Wachovia Bank, National Association, which will act as the property trustee;

     - Wachovia Trust Company, National Association, which will act as the Delaware trustee; and

     - Three of our officers, who will act as the administrative trustees.

     We will pay all fees and expenses related to each trust and the offering of the preferred securities and will pay all ongoing costs, expenses and liabilities of each trust, except the trust's obligations under the preferred and common securities.

     The trusts will not have separate financial statements. The statements would not be material to holders of the trust preferred securities because the trusts will not have independent operations and exist solely for the reasons summarized above.

     The principal offices of each trust will be located at c/o Phelps Dodge Corporation, One North Central Avenue, Phoenix, Arizona 85004-4415, and the telephone number of each trust will be 602-366-8100.

                                USE OF PROCEEDS

     Unless stated otherwise in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities for general corporate purposes, which may include financing our acquisitions, capital expenditures and daily operations and those of our subsidiaries, and refinancing debt. We may also use the proceeds for temporary investments until we need them for general corporate purposes. Unless stated otherwise in the applicable prospectus supplement, the net proceeds from the sale of the securities offered by each trust will be used by the trust to purchase a series of our junior subordinated debt securities.

              RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO
              COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

     The following table sets forth our ratio of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends for each of the five years in the period ended December 31, 2002. The ratios for the years ended December 31, 2001, 2000, 1999 and 1998 reflect financial statement restatements that are discussed in further detail in our Annual Report on Form 10-K for the year ended December 31, 2002, as amended, and the related notes thereto.

                                                            YEAR ENDED DECEMBER 31,
                                                   ------------------------------------------
                                                      2002       2001    2000    1999    1998
                                                   ----------    ----    ----    ----    ----
Ratio of Earnings to Fixed Charges(a)............      (b)       (d)     1.4     (e)     4.3
Ratio of Earnings to Combined Fixed Charges and
  Preferred Stock Dividend Requirements(a).......      (c)       N/A     N/A     N/A     N/A

---------------
(a) For purposes of computing the consolidated ratio of earnings to fixed charges, earnings consist of income before taxes, minority interests and equity in net earnings (losses) of affiliated companies and cumulative effect of accounting changes. Minority interests in majority-owned subsidiaries were not deducted from earnings as all such subsidiaries had fixed charges. Fixed charges consist of interest (including capitalized interest) on all indebtedness, amortization of debt discount and expense, and that portion of rental expense which we believe to be representative of interest. For purposes of calculating the ratio of earnings to combined fixed charges and preferred stock dividends, the preferred stock dividend requirements were assumed to be equal to the pre-tax earnings which would be required to cover such dividend requirements. The amount of pre-tax earnings required to cover such preferred stock dividends was computed using the tax rate for each applicable year. A statement setting forth the computation of the unaudited ratios of earnings to fixed charges is filed as Exhibit 12.1 to the registration statement that includes this prospectus.

(b) Due to the loss recorded in 2002, the ratio coverage was less than 1:1. Phelps Dodge would have needed to generate additional earnings of $386.6 million to achieve coverage of 1:1 in 2002.

(c) Due to the loss recorded in 2002, the ratio coverage was less than 1:1. Phelps Dodge would have needed to generate additional earnings of $395.7 million to achieve a coverage of 1:1 in 2002.

(d) Due to the loss recorded in 2001, the ratio coverage was less than 1:1. We would have needed to generate additional earnings of $240.4 million to achieve a coverage of 1:1.

(e) Due to the loss recorded in 1999, the ratio coverage was less than 1:1. We would have needed to generate additional earnings of $465.3 million to achieve a coverage of 1:1 in 1999.

                              ACCOUNTING TREATMENT

     Each trust will be treated as our wholly owned subsidiary for financial reporting purposes. Accordingly, each trust's financial statements will be included in our consolidated financial statements. The classification of the preferred securities of each trust is dependent upon the type of security issued. The preferred securities of each trust will be classified as a separate line item in our consolidated balance sheet following long-term debt but preceding shareholders' equity, with appropriate disclosures about the preferred securities included in the footnotes to the consolidated financial statements. We will record distributions payable on preferred securities as other non-operating expense in our statement of consolidated operations. Included in a footnote to our consolidated financial statements will be disclosure that the sole assets of each trust are investments in our junior subordinated debt securities, the principal amount, interest rate and maturity date of the junior subordinated debt securities held.

     In October 2000, the Financial Accounting Standards Board (FASB) released an exposure draft, "Accounting for Financial Instruments with Characteristics of Liabilities, Equity, or Both." The exposure draft, if enacted, might alter the accounting treatment described above by requiring the preferred securities of each trust to be classified as debt on our consolidated balance sheet and the related distributions payable as a component of interest expense in our consolidated statement of operations. FASB is continuing to deliberate the issue and an issuance date, if any, has not been announced.

                        DESCRIPTION OF THE COMMON SHARES

GENERAL

     Pursuant to our Restated Certificate of Incorporation, as amended, we are authorized to issue 200 million common shares having a par value of $6.25 per share. Our common shares are listed on the New York Stock Exchange under the trading symbol "PD." The transfer and dividend paying agent and registrar for our common shares is Mellon Shareholder Services, LLC.

     We summarize below all of the material features of our common shares. The summary is not complete and is qualified in its entirety by all of the provisions of our Restated Certificate of Incorporation, as amended, our By-Laws and the Rights Agreement. Those documents are incorporated by reference as exhibits to the registration statement that includes this prospectus, and we encourage you to read them.

     The common shares when offered by this prospectus will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

DIVIDENDS

     Subject to the preferential rights of any holders of any outstanding series of our preferred shares, each holder of common shares is entitled to receive dividends, if declared by our board of directors, out of funds that we can legally use to pay dividends.

VOTING RIGHTS

     The holders of common shares will possess exclusive voting rights in our company, except to the extent that our board of directors will have designated voting power with respect to any preferred shares issued. Each holder of common shares is entitled to one vote for each share registered in that holder's name on our books on each matter submitted for a vote of holders of common shares.

LIQUIDATION RIGHTS

     In the event of our liquidation, dissolution or winding-up, the holders of common shares will be entitled to share proportionately in the distribution of all of our assets remaining after payment of all of our debts and liabilities and of all sums to which holders of any preferred shares may be entitled.

PREEMPTIVE RIGHTS

     Holders of common shares are not entitled to preemptive rights with respect to any shares of our capital stock or other securities convertible into or carrying rights or options to purchase any of our shares.

RIGHTS AGREEMENT

     Each of our common shares, including those that may be issued in an offering under this prospectus, carries with it one preferred share purchase right. If these rights become exercisable, each right entitles the registered holder to purchase one two-hundredth of a Junior Participating Cumulative Preferred Share (subject to a proportionate decrease in the fractional number of Junior Participating Cumulative Preferred Shares that may be purchased if a stock split, stock dividend or similar transaction occurs with respect to the common shares and a proportionate increase in the event of a reverse stock split). Until a right is exercised, the holder of the right has no right to vote or receive dividends or any other rights as a shareholder as a result of holding the right. The terms of the rights are described in the Rights Agreement, dated as of February 5, 1998, between us and The Chase Manhattan Bank, as rights agent. We summarize below all of the material features of the Rights Agreement. The summary is not complete and is qualified in its entirety by all of the provisions of the Rights Agreement. The Rights Agreement is incorporated by reference as an exhibit to the registration statement that includes this prospectus, and we encourage you to read it.

     The rights trade automatically with our common shares. A holder of common shares may exercise the rights only under the circumstances described below. The rights are designed to protect our interests and the interests of our shareholders against coercive takeover tactics. The rights are also designed to encourage potential acquirors to negotiate with our board of directors before attempting a takeover and to increase the ability of our board of directors to negotiate terms of any proposed takeover that benefit our shareholders. The rights may, but are not intended to, deter potential acquirors from making takeover proposals.

     Junior Participating Cumulative Preferred Shares will rank junior to all other series of our preferred shares, including any preferred shares offered under this prospectus, if our board of directors, in creating such preferred shares, provides that they will rank senior to the Junior Participating Cumulative Preferred Shares.

     The purchase price for each one two-hundredth of a Junior Participating Cumulative Preferred Share is $210. We must adjust the purchase price if specified events occur, such as:

     - if we pay stock dividends on the Junior Participating Cumulative Preferred Shares or effect a stock split or reverse stock split with respect to the Junior Participating Cumulative Preferred Shares; or

     - if we issue any shares of our capital stock in a reclassification of the Junior Participating Cumulative Preferred Shares.

     Holders may exercise their rights only following a distribution date. A distribution date will occur on the earlier of the following: (1) ten days after a public announcement or we otherwise receive notice that a person or group has acquired 20% or more of our outstanding common shares or (2) ten business days (or such later date as may be determined by our board of directors) after a person or group makes or announces an offer to purchase our common shares, which, if successful, would result in that person or group owning 20% or more of our outstanding common shares. However, our board of directors may delay the distribution date, as long as no person or group has acquired 20% or more of our outstanding shares.

     The rights have some additional features that will be triggered upon the occurrence of specified events, including:

     - if a person or group acquires 20% or more of our outstanding common shares, holders of the rights, other than such person or group, may purchase our common shares (instead of our Junior

       Participating Cumulative Preferred Shares) at 50% of the market value of the purchased common shares;

     - if a person or group acquires 20% or more of our outstanding common shares, our board of directors may, at any time before the person or group acquires 50% or more of the outstanding common shares, exchange all or part of the rights (other than rights held or previously held by the 20% or greater shareholder) for common shares at an exchange ratio equal to one common share per right, subject to adjustment; and

     - if we are involved in specified business combinations or the sale of 50% or more of our assets or earning power, the holders of the rights may purchase common shares of the acquiror or an affiliated company at 50% of market value.

     Any time before a person or group acquires 20% or more of our outstanding common shares, our board of directors may redeem the rights in whole, but not in part, at a redemption price of $0.01 per right, subject to adjustment for stock dividends, stock splits and similar transactions. Our board of directors in its sole discretion may establish the effective time, basis and conditions of the redemption. Immediately upon redemption of the rights, the holder (1) can no longer exercise such rights and (2) can only receive the redemption price.

     The rights will expire on February 24, 2008, unless we redeem them before then. At any time before a person or group acquires 20% or more of our outstanding common shares, our board of directors may amend the terms of the rights without the consent of the holders of the rights in any manner our board of directors deems desirable. Thereafter, our board of directors may amend the terms of the rights without the consent of the holders of the rights only if the amendment does not adversely affect the interests of the holders of the rights.

                      DESCRIPTION OF THE PREFERRED SHARES

     We are authorized by our Restated Certificate of Incorporation, as amended, to issue 6 million preferred shares having a par value of $1.00 per share, of which 2 million have been designated 6.75% Series A Mandatory Convertible Preferred Shares and 400,000 have been designated Junior Participating Cumulative Preferred Shares and are described below. As of today, we have issued 2 million 6.75% Series A Mandatory Convertible Preferred Shares and no other preferred shares.

     We summarize below all of the material features of our preferred shares. The summary is not complete and is qualified in its entirety by all of the provisions of our Restated Certificate of Incorporation, as amended, our By-Laws and the Rights Agreement. Those documents are incorporated by reference as exhibits to the registration statement that includes this prospectus, and we encourage you to read them.

     Subject to limitations prescribed by the New York Business Corporation Law, our Restated Certificate of Incorporation, as amended, and our By-Laws, our board of directors is authorized to fix the number of shares constituting each series of preferred shares and the designations, preferences, rights and limitations related to each series, including those provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of our board of directors or a committee authorized by our board of directors. The preferred shares when offered by this prospectus will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights. As described above under "Description of the Common Shares -- Rights Agreement," each of our common shares carries with it one preferred share purchase right. The rights are designed to protect our interests and the interests of our shareholders against coercive takeover tactics. The rights are also designed to encourage potential acquirors to negotiate with our board of directors before attempting a takeover and to increase the ability of our board of directors to negotiate terms of any proposed takeover that benefit our shareholders. The rights may, but are not intended to, deter potential acquirors from making takeover proposals.

     We will describe in a prospectus supplement some or all of the following terms of the series of preferred shares being offered:

     - title;

     - the number of shares offered;

     - the liquidation preference per share;

     - the purchase price;

     - the dividend rates, periods and/or payment dates or methods of calculation of the dividend rates;

     - whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

     - the procedures for any auction or remarketing, if any;

     - the provisions for a sinking fund, if any;

     - the provisions for redemption, if applicable;

     - any listing of the preferred shares on any securities exchange or market;

     - the terms and conditions, if applicable, upon which the preferred shares will be convertible into our common shares, including the conversion price, or manner of calculation of the conversion price, and conversion period;

     - the terms and conditions, if applicable, upon which preferred shares will be exchanged into debt securities, including the exchange price, or manner of calculating the exchange price, and the exchange period;

     - voting rights, if any;

     - the relative ranking and preferences of the preferred shares as to dividend rights upon liquidation, dissolution or winding up of our affairs;

     - any limitations on issuance of any series of preferred shares ranking senior to or equal to the series of preferred shares as to dividend rights upon our liquidation, dissolution or winding up; and

     - any other specific terms, preferences, rights, limitations or restrictions.

     The applicable prospectus supplement will describe all of the material United States federal income tax considerations applicable to the particular series of preferred shares being offered.

     Unless otherwise specified in the prospectus supplement, the preferred shares will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, rank:

     - senior to all series of our common shares, and to all equity securities issued by us the terms of which specifically provide that such equity securities rank junior to the preferred shares with respect to dividend rights or rights upon our liquidation, dissolution or winding up;

     - equal to all equity securities issued by us, the terms of which specifically provide that those equity securities will rank equal to the preferred shares with respect to dividend rights or rights upon our liquidation, dissolution or winding up; and

     - junior to all equity securities issued by us, the terms of which specifically provide that those equity securities rank senior to the preferred shares with respect to dividend rights or rights upon our liquidation, dissolution or winding up.

6.75% SERIES A MANDATORY CONVERTIBLE PREFERRED SHARES

 General

     Our Restated Certificate of Incorporation, as amended, authorizes the issuance of 6,000,000 preferred shares. Our 6.75% Series A Mandatory Convertible Preferred Shares (the "Mandatory Convertible Preferred Shares") constitute a single series consisting of 2 million preferred shares. We summarize below the material features of our Mandatory Convertible Preferred Shares. The summary is not complete and is qualified in its entirety by the terms of the Certificate of Amendment to our Restated Certificate of Incorporation containing the terms of our Mandatory Convertible Preferred Shares. Our Restated Certificate of Incorporation and the Certificate of Amendment are filed as exhibits to the registration statement that includes this prospectus, and we encourage you to read them.

 Ranking

     The Mandatory Convertible Preferred Shares rank with respect to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Corporation (i) senior to (a) the Common Shares, (b) the Junior Participating Cumulative Preferred Shares, and (c) to each other class or series of stock of Phelps Dodge, the terms of which do not expressly provide that it ranks senior to or on a parity with the Mandatory Convertible Preferred Shares as to dividend distributions and distributions upon the liquidation, winding-up or dissolution of Phelps Dodge and (ii) junior to any equity security, the terms of which expressly provide that such class or series will rank senior to the Mandatory Convertible Preferred Shares as to dividend distributions and distributions upon liquidation, winding-up or dissolution of Phelps Dodge.

 Dividends

    General

     Dividends on our Mandatory Convertible Preferred Shares will be payable quarterly, if declared, on the 15th calendar day (or the following business day if the l5th is not a business day) of August, November, February and May of each year at the annual rate of $6.75 per Mandatory Convertible

Preferred Share. The amount of dividends payable on each of our Mandatory Convertible Preferred Shares for each full quarterly period will be computed by dividing the annual dividend rate by four. The amount of dividends payable for any other period that is shorter or longer than a full quarterly dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months.

     We are obligated to pay a dividend on our Mandatory Convertible Preferred Shares only if our board of directors or an authorized committee of our board declares the dividend payable and we have assets that legally can be used to pay the dividend.

     Dividends on our Mandatory Convertible Preferred Shares will be cumulative. This means that, if our board of directors or an authorized committee of our board fails to declare a dividend, the dividend will accumulate until declared and paid or are forfeited upon optional conversion by the holder.

     We are not obligated to pay holders of our Mandatory Convertible Preferred Shares any interest or sum of money in lieu of interest on any dividend not paid on a dividend payment date or any other late payment. We are also not obligated to pay holders of our Mandatory Convertible Preferred Shares any dividend in excess of the full dividends on the Mandatory Convertible Preferred Shares that are payable as described in the preceding paragraphs.

    Payment Restrictions

     If we do not pay a dividend on a dividend payment date, then, until all accrued and unpaid dividends are paid and the full quarterly dividend on our Mandatory Convertible Preferred Shares for the current and all prior dividend periods is declared and paid or set apart for payment:

     - We may not take any of the following actions with respect to any of our capital stock that ranks junior to our Mandatory Convertible Preferred Shares as to payment of dividends or the distribution of assets upon winding up, including our common shares:

      - declare or pay any dividend or make any distribution of assets on the junior capital stock, other than dividends or distributions of our capital stock that ranks junior to our Mandatory Convertible Preferred Shares as to payment of dividends and the distribution of assets upon winding up; or

      - redeem, purchase or otherwise acquire the junior capital stock, except upon conversion or exchange for our capital stock that ranks junior to our Mandatory Convertible Preferred Shares as to payment of dividends and the distribution of assets upon winding up.

     - We may not redeem, purchase or otherwise acquire other of our capital stock that ranks equally with our Mandatory Convertible Preferred Shares as to payment of dividends or the distribution of assets upon winding up, except for conversion or exchange for shares of our capital stock that rank junior to our Mandatory Convertible Preferred Shares as to payment of dividends and the distribution of assets upon winding up.

    Automatic Conversion of Our Mandatory Convertible Preferred Shares

     Our Mandatory Convertible Preferred Shares, unless previously converted at the option of a holder thereof or upon specified mergers described below, will automatically convert, on August 15, 2005, the "conversion date," into a number of newly issued common shares equal to the conversion rate.

     The conversion rate, which is the number of newly issued common shares issuable upon conversion of our Mandatory Convertible Preferred Shares on the conversion date, will, subject to adjustment under certain circumstances as described under "-- Anti-Dilution Adjustment" below, be as follows:

     - If the "average market price" of our common shares, which is the average of the closing prices per common share on each of the 20 consecutive trading days ending on the third trading day immediately preceding the conversion date, is equal to or greater than $48.00, which we call the threshold appreciation price, then the conversion rate will be 2.083 of our common shares per Mandatory Convertible Preferred Share.

     - If the average market price of our common shares is less than $48.00 but greater than $40.00, the conversion rate will be equal to $100.00 divided by the average market price of our common shares per Mandatory Convertible Preferred Share.

     - If the average market price of our common shares is less than or equal to $40.00, the conversion rate will be 2.5 of our common shares per Mandatory Convertible Preferred Share.

    Conversion

     Conversion into common shares will occur on August 15, 2005, unless a holder has converted at his or her option prior to the conversion date, as described below, or we are involved in a merger prior to the conversion date in which at least 30% of the consideration for our common shares consists of cash or cash equivalents, and such holder has converted through an early conversion as described below.

     Prior to the date on which our common shares are issued on conversion, our common shares underlying our Mandatory Convertible Preferred Shares will not be deemed to be outstanding for any purpose and a holder thereof will have no rights with respect to the common shares, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on our common shares by virtue of holding our Mandatory Convertible Preferred Shares.

    Conversion at the Option of Holder

     The holders of our Mandatory Convertible Preferred Shares have the right to convert them, in whole or in part, at any time prior to the conversion date, into our common shares at the optional conversion rate of 2.083 of our common shares for each of our Mandatory Convertible Preferred Shares, subject to adjustment as described below.

     With limited exceptions, upon any optional conversion of our Mandatory Convertible Preferred Shares, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on those Mandatory Convertible Preferred Shares, or for dividends or distributions on our common shares issued upon conversion.

    Early Conversion Upon Cash Merger

     Prior to the conversion date, if we are involved in a merger in which at least 30% of the consideration for our common shares consists of cash or cash equivalents, which we refer to as the "cash merger," then on or after the date of the cash merger each holder of our Mandatory Convertible Preferred Shares will have the right to convert our Mandatory Convertible Preferred Shares at the conversion rate in effect immediately before the cash merger. We refer to this right as the "merger early conversion right."

    Anti-dilution Adjustments

     The formula for determining the conversion rate and the number of our common shares to be delivered upon an early conversion may be adjusted if certain events occur, including:

     (1) the payment of a dividend or other distributions on our common shares in common shares;

     (2) the issuance to all holders of our common shares of rights or warrants, other than any dividend reinvestment or share purchase or similar plans, entitling them to subscribe for or purchase our common shares at less than the current market price (as defined below);

     (3) subdivisions, splits and combinations of our common shares;

     (4) distributions to all holders of our common shares or evidences of our indebtedness, shares of capital stock, securities, cash or other assets (excluding any dividend or distribution covered by clause (1) or (2) above and any dividend or distribution paid exclusively in cash);

     (5) distributions consisting exclusively of cash to all holders of our common shares in an aggregate amount that, when combined with certain other cash distributions and the fair value of tender or exchange offer payments within the preceding 12 months, exceeds 15% of our aggregate market capitalization (such aggregate market capitalization being the product of the current market price of our common shares multiplied by the number of common shares then outstanding) on the date fixed for the determination of shareholders entitled to receive such distribution; and

     (6) the successful completion of a tender or exchange offer made by us or any subsidiary of ours for our common shares that involves an aggregate consideration that, when combined with certain other cash distributions and the fair value of tender or exchange offer payments within the preceding 12 months, exceeds 15% of our aggregate market capitalization on the date of expiration of such tender or exchange offer.

     In the case of reclassifications, consolidations, mergers, sales or transfers of assets or other transactions that cause our common shares to be converted into the right to receive other securities, cash or property, each Mandatory Convertible Preferred Share then outstanding would, without the consent of the holders of our Mandatory Convertible Preferred Shares, become convertible into such other securities, cash or property instead of our common shares.

     In the case of the payment of a dividend or other distribution on our common shares or shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit, which we refer to as a "spin-off," the conversion rate in effect immediately before the close of business on the record date fixed for determination of shareholders entitled to receive that distribution will be increased according to a specified formula.

     In addition, we may increase the conversion rate if our board of directors deems it advisable to avoid or diminish any income tax to holders of our common shares resulting from any dividend or distribution of shares (or rights to acquire shares) or from any event treated as a dividend or distribution for income tax purposes or for any other reasons.

     Each adjustment to the conversion rate will result in a corresponding adjustment to the number of our common shares issuable upon conversion of our Mandatory Convertible Preferred Shares.

    Liquidation Rights

     In the event of the voluntary or involuntary liquidation, dissolution or winding up of Phelps Dodge, the holders of our Mandatory Convertible Preferred Shares will be entitled to receive, out of our assets legally available for distribution to shareholders -- before any distribution of assets is made on our common shares or any future class of securities which ranks junior to our Mandatory Convertible Preferred Shares -- a liquidating distribution in the amount of $100, plus an amount equal to the sum of all accrued and unpaid dividends, whether or nor earned or declared, for the then-current dividend period and all prior dividend periods.

     For the purpose of the preceding paragraph, none of the following will constitute a voluntary or involuntary liquidation, dissolution or winding up of Phelps Dodge:

     - the sale of all or substantially all of the property or business;

     - the merger or consolidation of Phelps Dodge into or with any other corporation; or

     - the merger or consolidation of any other corporation into or with Phelps Dodge.

     After the payment to the holders of our Mandatory Convertible Preferred Shares of the full preferential amounts provided above, the holders of our Mandatory Convertible Preferred Shares will have no right or claim to any of our remaining assets.

     In the event our assets available for distribution to the holders of our Mandatory Convertible Preferred Shares upon any liquidation, dissolution or winding up of Phelps Dodge, whether voluntary or involuntary, are insufficient to pay in full all amounts to which the holders are entitled as provided above, no such distribution will be made on account of any other shares ranking equally with our Mandatory Convertible Preferred Shares as to the distribution of assets upon that liquidation, dissolution or winding up unless a pro rata distribution is made on our Mandatory Convertible Preferred Shares, with the amount allocable to each series of parity shares determined on the basis of the aggregate liquidation preference of the outstanding shares of each series and distributions to the shares of each series being made on a pro rata basis.

    Voting Rights

     The holders of the shares of our Mandatory Convertible Preferred Shares are not entitled to any voting rights, except as required by applicable state law and as described below.

     If the equivalent of six quarterly dividends payable on our Mandatory Convertible Preferred Shares, or any other class or series of preferred shares ranking equally with our Mandatory Convertible Preferred Shares as to the payment of dividends has not been paid, the number of directors on our board shall be increased by two, without duplication of any increase made pursuant to the terms of any other series of our preferred shares. The holders of our Mandatory Convertible Preferred Shares -- voting as a single class with the holders of shares of any other class of preferred shares ranking equally with our Mandatory Convertible Preferred Shares either as to dividends or distributions of assets and upon which like voting rights have been conferred and are exercisable -- will be entitled to elect two directors at any meeting of our shareholders at which directors are to be elected during the period their dividends remain in arrears. This voting right will continue until we have paid, or declared and set apart for payment, full cumulative dividends for all past periods on all of that class of preferred shares, and our Mandatory Convertible Preferred Shares.

     We will not, without the approval of the holders of at least 66 2/3% of our Mandatory Convertible Preferred Shares then outstanding, amend any of the provisions of our charter so as to affect adversely the powers preferences, privileges or rights of the holders of our Mandatory Convertible Preferred Shares.

     We will not, without the approval of the holders, voting together as a single class, of at least 66 2/3% of our Mandatory Convertible Preferred Shares then outstanding and all shares of any other series of our preferred shares ranking equally with our Mandatory Convertible Preferred Shares as to dividends or upon dissolution:

     - issue, authorize or increase the authorized amount of, or issue or authorize any obligation or security convertible into or evidencing a right to purchase, any share of any class ranking prior to our Mandatory Convertible Preferred Shares as to dividends or upon dissolution; or

     - reclassify any of our authorized share into any share of any class, or any obligation or security convertible into or evidencing a right to purchase such share, ranking prior to our Mandatory Convertible Preferred Shares, provided that no such vote will be required for us to take any of these actions to issue, authorize or increase the authorized amount of, or issue or authorize any obligation or security convertible into or evidencing a right to purchase, any share ranking equally with or junior to our Mandatory Convertible Preferred Shares.

    Authorized Common Shares

     We will at all times reserve and keep available out of our authorized and unissued common shares, solely for issuance upon the conversion of our Mandatory Convertible Preferred Shares, that number of our common shares as shall from time to time be issuable upon the conversion of all our Mandatory Convertible Preferred Shares then outstanding. Our Mandatory Convertible Preferred Shares converted into our common shares or otherwise reacquired by us shall resume the status of authorized and unissued preferred shares, undesignated as to series, and shall be available for subsequent issuance.

JUNIOR PARTICIPATING CUMULATIVE PREFERRED SHARES

    General

     In connection with the Rights Agreement, 400,000 Junior Participating Cumulative Preferred Shares have been reserved and authorized for issuance by our board of directors. No Junior Participating Cumulative Preferred Shares are outstanding as of the date of this prospectus. We summarize below all of the material features of our Junior Participating Cumulative Preferred Shares. The summary is not complete and is qualified in its entirety by all of the provisions of our Restated Certificate of Incorporation, as amended. That document is incorporated by reference as an exhibit to the registration statement that includes this prospectus, and we encourage you to read it.

    Ranking

     The Junior Participating Cumulative Preferred Shares shall rank junior to all other series of our preferred shares as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

    Dividends and Distributions

     Subject to the prior and superior rights of the holders of any share of any series of preferred shares ranking prior to and superior to the Junior Participating Cumulative Preferred Shares with respect to dividends, the holders of Junior Participating Cumulative Preferred Shares, in preference to the holders of common shares and of any other junior shares which may be outstanding, shall be entitled to receive, if declared by our board of directors out of funds legally available for that purpose, quarterly dividends payable in cash, in an amount per share equal to the greater of (1) $2.50 per share ($10.00 per annum) and (2) subject to adjustment upon certain dilutive events, 100 times the aggregate per share amount of, with certain exceptions, all cash and non-cash dividends or other distributions, declared on the common shares, since the immediately preceding quarterly dividend payment date, or, with respect to the first quarterly dividend payment date, since the first issuance of any Junior Participating Cumulative Preferred Share.

     If no dividend or distribution is declared on the common shares during the period between any quarterly dividend payment date and the next subsequent quarterly dividend payment date, a dividend of $2.50 per share ($10.00 per annum) on the Junior Participating Cumulative Preferred Shares will nevertheless be payable on such subsequent quarterly dividend payment date.

    Voting Rights

     The holders of Junior Participating Cumulative Preferred Shares will have the following voting rights:

     - subject to adjustment upon certain dilutive events, each Junior Participating Cumulative Preferred Share shall entitle the holder to 100 votes (and each one two-hundredth of a Junior Participating Cumulative Preferred Share shall entitle the holder thereof to one-half of one vote) on all matters submitted to a vote of our shareholders; and

     - except as otherwise provided by law, the holders of Junior Participating Cumulative Preferred Shares and the holders of common shares shall vote together as one class.

    Liquidation, Dissolution or Winding Up

     Upon our liquidation, dissolution or winding up, after distribution of the liquidation price to the holders of shares ranking senior as to distribution of assets to the Junior Participating Cumulative Preferred Shares, the holders of Junior Participating Cumulative Preferred Shares will be entitled to receive the greater of (1) $100 per share and (2) an aggregate amount per share, subject to adjustment upon certain dilutive events, equal to 100 times the aggregate amount to be distributed per share to holders of common shares; or a pro-rata portion of such amount if the assets are not sufficient to pay the full amount.

    Consolidation, Merger, Etc.

     In the event that we enter into any consolidation, merger, combination or other transaction in which our common shares are exchanged for or changed into other stock or securities, cash and/or any other property, each Junior Participating Cumulative Preferred Share shall at the same time be similarly exchanged or changed into an amount per share (subject to adjustment upon certain dilutive events) equal to 100 times the aggregate amount of the instrument into which or for which each common share is changed or exchanged.

    Certain Restrictions

     Whenever quarterly dividends or other dividends or distributions payable on the Junior Participating Cumulative Preferred Shares are in arrears, we will not:

     - declare or pay dividends, or make any other distributions, other than in common shares, on our common shares;

     - purchase any Junior Participating Cumulative Preferred Shares, unless paid for with our common shares; or

     - permit any entity controlled by us to purchase any of our common shares or Junior Participating Cumulative Preferred Shares;

until such accrued dividends and distributions are paid in full or an amount sufficient for such payment as been set aside.

    Redemption

     The shares of Junior Participating Cumulative Preferred Shares are not redeemable.

        DESCRIPTION OF SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS

     We summarize below the general terms and provisions of our share purchase contracts and share purchase units that may be offered by this prospectus. When we offer to sell a particular series of the share purchase contracts or share purchase units, we will describe the specific terms of the series in a supplement to this prospectus. The description in the applicable supplement to this prospectus will be a summary of all the material features of the share purchase contracts or share purchase units. Reference will be made to the share purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the share purchase contracts or share purchase units, which will be filed or incorporated by reference as exhibits to the registration statement that includes this prospectus, and we encourage you to read them.

     We may issue and sell, from time to time, share purchase contracts, representing contracts obligating holders to purchase from us, and for us to sell to the holders, a specified number of our common shares and/or preferred shares at a future date or dates. The price per share of our common shares or preferred shares may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specified formula set forth in the share purchase contracts. The share purchase contracts may be issued separately or as parts of units. The share purchase units will consist of the following:

     - share purchase contract; and

     - one or more of the following, each of which secures the holders' obligations to purchase the common shares and/or preferred shares under the share purchase contracts:

       - senior notes;

       - junior subordinated notes;

       - trust preferred securities; or

       - debt obligations of third parties, including U.S. treasury securities.

     The share purchase contracts may require (1) us to make periodic payments to holders of the share purchase units or (2) the holders of the share purchase units to make periodic payments to us. The share purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner.

                        DESCRIPTION OF DEPOSITARY SHARES

     We summarize below the general terms and provisions of the depositary shares that may be offered by this prospectus. When we offer to sell depositary shares, we will describe the particular terms of the depositary shares in a supplement to this prospectus. The description in the applicable supplement to this prospectus will be a summary of all the material features of the depositary shares. Reference will be made to the deposit agreement relating to such depositary shares. A copy of the form of deposit agreement will be filed with the SEC as an exhibit to a report on Form 8-K or by a post-effective amendment to the registration statement that includes this prospectus, and we encourage you to read them.

     We may offer depositary shares representing receipts for fractional interests in senior debt securities, junior subordinated debt securities or preferred shares. In this case, we will issue receipts for depositary shares, each of which will represent a fraction of a senior debt security, junior subordinated debt security or share of a particular series of preferred shares, as the case may be.

     We will deposit the senior debt securities, junior subordinated debt securities or shares of any series of preferred shares represented by depositary shares under a deposit agreement between us and a depositary which we will name in the applicable prospectus supplement. Subject to the terms of the deposit agreement, as an owner of a depositary share you will be entitled, in proportion to the applicable fraction of a senior debt security, junior subordinated debt security or preferred share represented by the depositary share, to all the rights and preferences of the senior debt security, junior subordinated debt security or preferred share, as the case may be, represented by the depositary share, including, as the case may be, interest, dividend, voting, redemption, sinking fund, repayment at maturity, subscription and liquidation rights.

INTEREST, DIVIDENDS AND OTHER DISTRIBUTIONS

     The depositary will distribute all payments of interest, cash dividends or other cash distributions received on the senior debt securities, junior subordinated debt securities or preferred shares, as the case may be, to you in proportion to the number of depositary shares that you own.

     In the event of a payment of interest or distribution other than in cash, the depositary will distribute property received by it to you in an equitable manner, unless the depositary determines that it is not feasible to make a distribution. In that case the depositary may sell the property and distribute the net proceeds from the sale to you.

REDEMPTION OF DEPOSITARY SHARES

     If we redeem a series of senior debt securities, junior subordinated debt securities or preferred shares represented by depositary shares, the depositary will redeem your depositary shares from the proceeds received by the depositary resulting from the redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per senior debt security, junior subordinated debt security or preferred share, as the case may be, payable in relation to the redeemed series of senior debt securities, junior subordinated debt securities or preferred shares. Whenever we redeem senior debt securities, junior subordinated debt securities or preferred shares held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing, as the case may be, the senior debt securities, junior subordinated debt securities or preferred shares redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as the depositary may determine.

VOTING THE PREFERRED SHARES OR EXERCISE OF RIGHTS UNDER THE SENIOR INDENTURE OR THE SUBORDINATED INDENTURE

     Upon receipt of notice of any meeting at which you are entitled to vote, or of any request for instructions or directions from you as holder of senior debt securities or junior subordinated debt securities, the depositary will mail to you the information contained in that notice. Each record holder of the

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depositary shares on the record date will be entitled to instruct the depositary how to vote the amount of the preferred shares represented by that holder's depositary shares or how to give instructions or directions with respect to the senior debt securities or junior subordinated debt securities, as the case may be, represented by that holder's depository shares. The record date for the depositary shares will be the same date as the record date for the preferred shares, senior debt securities or junior subordinated debt securities, as the case may be. The depositary will endeavor, to the extent practicable, to vote the amount of the preferred shares, or to give instructions or directions with respect to the senior debt securities or junior subordinated debt securities, as the case may be, represented by the depositary shares in accordance with those instructions. We will agree to take all reasonable action which the depositary may deem necessary to enable the depositary to do so. The depositary will abstain from voting the preferred shares or giving instructions or directions with respect to the senior debt securities or junior subordinated debt securities, as the case may be, if it does not receive specific instructions from you.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

     We and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment that materially and adversely alters the rights of the holders of the depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding.

     The deposit agreement will terminate if:

     - all outstanding depositary shares have been redeemed; or

     - there has been a final distribution in respect of the preferred shares, including in connection with our liquidation, dissolution or winding up, or a complete repayment or redemption of the senior debt securities or junior subordinated debt securities and the distribution, repayment or redemption proceeds, as the case may be, have been distributed to you.

RESIGNATION AND REMOVAL OF DEPOSITARY

     The depositary may resign at any time by delivering to us notice of its election to do so. We also may, at any time, remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

CHARGES OF DEPOSITARY

     We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred shares, senior debt securities or junior subordinated debt securities, as the case may be, and issuance of depositary receipts, all withdrawals of preferred shares, senior debt securities or junior subordinated debt securities, as the case may be, by you and any repayment or redemption of the preferred shares, senior debt securities or junior subordinated debt securities, as the case may be. You will pay other transfer and other taxes and governmental charges, as well as the other charges that are expressly provided in the deposit agreement to be for your account.

MISCELLANEOUS

     The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required or otherwise determine to furnish to holders of senior debt securities, junior subordinated debt securities or preferred shares, as the case may be.

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

     Neither we nor the depositary will be liable under the deposit agreement to you other than for the depositary's gross negligence, willful misconduct or bad faith. Neither we nor the depositary will be obligated to prosecute or defend any legal proceedings relating to any depositary shares, senior debt securities, junior subordinated debt securities or preferred shares unless satisfactory indemnity is furnished.

                            DESCRIPTION OF WARRANTS

     We summarize below the general terms and provisions of the warrants that may be offered by this prospectus. When we offer to sell warrants, we will describe the particular terms of the warrants in a supplement to this prospectus. The description in the applicable supplement to this prospectus will be a summary of all of the material features of the warrants. Reference will be made to the warrant agreement and warrant certificate relating to such warrants. A copy of the form of warrant agreement will be filed with the SEC as an exhibit to a report on Form 8-K or by a post-effective amendment to the registration statement that includes this prospectus, and we encourage you to read them.

     We may offer warrants, including warrants to purchase common shares, and warrants to purchase debt securities, as well as other types of warrants. We may issue the warrants independently or together with any other securities and the warrants may be attached to or separate from the other securities. The warrants are to be issued under warrant agreements to be entered into between us and a warrant agent, as shall be set forth in the prospectus supplement relating to the warrants being offered pursuant thereto.

     The warrant agreement relating to any series of warrants will include the specific terms of the warrants. We will describe in a prospectus supplement some or all of the terms of the warrants being offered:

     - the title and aggregate number of warrants;

     - the price or prices at which the warrants will be issued;

     - the currency or currency units or composite currencies in which the price for the warrants may be payable;

     - the designation and terms of the securities for which the warrants can be exercised and the price or the manner of determining the price and currency or other consideration to purchase the securities;

     - the date on which the right to exercise the warrants begins and the date on which the right expires;

     - if applicable, the maximum or minimum amount of warrants that may be exercised at any one time;

     - if applicable, the date on which the warrants and the related securities will be separately transferable;

     - any mandatory or optional redemption provision;

     - the identity of the warrant agent;

     - information with respect to book-entry procedures, if any; and

     - any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

     The warrants will be represented by certificates. The warrants may be exchanged under the terms outlined in the warrant agreement. We will not charge any service charges for any transfer or exchange of warrant certificates, but we may require payment for tax or other governmental charges in connection with the exchange or transfer. Unless the prospectus supplement states otherwise, until a warrant is exercised, a holder will not be entitled to any payments on or have any rights with respect to the securities issuable upon exercise of the warrant. The applicable prospectus supplement will describe all of the material United States federal income tax considerations applicable to the particular series of warrants being offered.

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

                       DESCRIPTION OF THE DEBT SECURITIES

     We may offer unsecured general obligations, which may be senior debt securities or junior subordinated debt securities. The senior debt securities and the junior subordinated debt securities are together referred to in this prospectus as the "debt securities." The senior debt securities will have the same rank as all of our other unsecured, unsubordinated obligations. The junior subordinated debt securities will be subordinate and junior in right of payment to the extent and in the manner set forth in the subordinated indenture to all of our senior debt as defined below under "Description of the Debt
Securities -- Provisions Applicable Only to Junior Subordinated Debt
Securities -- Subordination."

     We will issue senior debt securities in one or more series under an indenture, sometimes referred to as the senior indenture, dated as of September 22, 1997 between us and The Chase Manhattan Bank, as trustee. Pursuant to the Tripartite/Conversion Agreement, dated as of August 8, 2000, Wachovia Bank, National Association (formerly known as First Union National Bank) succeeded The Chase Manhattan Bank as trustee under the senior indenture. The junior subordinated debt securities will be issued under an indenture, sometimes referred to as the subordinated indenture, dated as of August 11, 2000 between us and Wachovia Bank, National Association (formerly known as First Union National Bank), as trustee.

     We summarize below all of the material features of the debt securities. The summary is not complete and is qualified in its entirety by all of the provisions of the indentures and the provisions of the Trust Indenture Act of 1939. The indentures are incorporated by reference as exhibits to the registration statement that includes this prospectus, and we encourage you to read them. You should also read the applicable prospectus supplement, which will contain additional information and may update or change some of the information below. References in parentheses below to sections or articles are to sections or articles of the indentures.

     The debt securities will be issuable in one or more series pursuant to one or more indentures supplemental to the original indentures, or a resolution of our board of directors or a duly authorized committee of our board of directors. (Section 3.1 of each indenture.)

     The indentures do not contain any covenants or provisions which may afford holders of debt securities protection in the event that we engage in a highly leveraged transaction or other transaction that may adversely affect the holders of the debt securities, including the incurrence or issuance of other secured or unsecured debt.

     Most of our assets are owned by our subsidiaries and, accordingly, the debt securities are effectively subordinated to all existing and future liabilities of our subsidiaries. Our rights and the rights of our creditors, including holders of debt securities, to participate in any distribution of the assets of any subsidiary upon its liquidation, recapitalization or insolvency would be subject to the prior claims of the subsidiary's creditors, except to the extent that we might ourselves be a creditor with recognized claims against the subsidiary.

GENERAL TERMS OF THE DEBT SECURITIES

     The aggregate principal amount of debt securities that we may issue under the indentures is unlimited. The debt securities may be issued in one or more series. You should refer to the applicable prospectus supplement for the specific terms of the debt securities, including the following:

     - title and aggregate principal amount;

     - indenture under which the debt securities are issued;

     - any applicable subordination provisions;

     - percentage or percentages of principal amount at which the debt securities will be issued and percentage or percentages of principal amount payable upon declaration of acceleration of the maturity of the debt securities;

     - maturity date(s);
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

     - interest rate(s) or the method for determining the interest rate(s);

     - dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

     - interest deferral provisions, if any;

     - conversion or exchange provisions, if any;

     - place or places where principal, premium and interest will be payable;

     - redemption or early repayment provisions;

     - authorized denominations;

     - amount of discount with which such debt securities will be issued;

     - whether the debt securities will be issued in whole or in part in the form of one or more global securities;

     - identity of the depositary for global securities;

     - whether a temporary security is to be issued with respect to the debt securities and whether any interest payable prior to the issuance of definitive debt securities of the series will be credited to the account of the persons entitled thereto;

     - the terms upon which beneficial interests in a temporary global debt security may be exchanged in whole or in part for beneficial interests in a definitive global debt security or for individual definitive debt securities and the terms upon which such exchanges may be made;

     - currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, the debt securities will be payable;

     - time period within which, the manner in which and the terms and conditions upon which the purchaser of the debt securities can select the payment currency;

     - securities exchange(s) on which the debt securities will be listed, if any;

     - additions to or changes in the events of default with respect to the debt securities and any change in the right of the trustee or the holders to declare the principal, premium and interest with respect to such debt securities to be due and payable; and

     - additional terms not inconsistent with the provisions of the indentures.

     One or more series of debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities. The applicable prospectus supplement will describe all of the material United States federal income tax considerations applicable to the particular series of debt securities being offered.

     Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to:

     - the price of one or more commodities, derivatives or securities;

     - one or more securities, derivatives or commodities exchange indices or other indices;

     - a currency, currencies or any currency units other than the currency in which such debt securities are issued or other factors; or

     - any other variable or the relationship between any variables or combination of variables.

     Holders of debt securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, securities, derivatives, indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, and the currencies, commodities, securities, derivatives, indices or other factors to which the amount payable on such date is linked will be described in the applicable prospectus supplement.

     The term "debt securities" includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or units based on or relating to foreign currencies.

     We expect most debt securities to be issued in fully registered form without coupons and in denominations of $1,000 and any integral multiple of $1,000. (Section 3.2 of each indenture.) Subject to the limitations provided in the indentures and in the prospectus supplement, debt securities which are issued in registered form may be registered, transferred or exchanged at the principal corporate trust office of the trustee or at the office or agency that we will maintain for such purpose in the Borough of Manhattan, The City of New York, without the payment of any service charge, other than any tax or other governmental charge payable in connection with the registration or transfer or exchange. (Sections 3.5 and 9.2 of each indenture.)

     We may issue debt securities of any series in whole or in part in definitive form or in the form of one or more global debt securities as described below under "Global Securities." We may issue debt securities of a series at different times. In addition, we may issue debt securities within a series with terms different from the terms of other debt securities of that series. (Section 3.1(c) of each indenture.)

     Subject to applicable law, we or any of our affiliates may at any time purchase or repurchase debt securities of any series in any manner and at any price. Debt securities of any series purchased by us or any of our affiliates may be held or surrendered by the purchaser of the debt securities for cancellation.

GLOBAL SECURITIES

     We expect the following provisions to apply to all debt securities.

     We may issue the debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. We will issue global securities in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. (Section 2.4 of each indenture.)

     The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the prospectus supplement. We expect that the provisions set forth below will generally apply to depositary arrangements.

     Upon the issuance of a global security, the depositary for such global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual debt securities represented by such global security to the accounts of persons that have accounts with such depositary or its nominee. Such accounts shall be designated by the dealers, underwriters or agents with respect to the debt securities or by us if such debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to persons that have accounts with the applicable depositary, who are referred to in this prospectus as participants, or persons that may hold interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depositary or its nominee with respect to interests of participants and the records of participants with respect to interests of persons other than participants. The laws of some states require that certain purchasers of securities

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

take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.

     So long as the depositary for a global security, or its nominee, is the registered owner of a global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by that global security for all purposes under the indenture governing those debt securities. Except as provided below, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities of the series represented by that global security registered in their names, will not receive or be entitled to receive physical delivery of any debt securities of such series in definitive form and will not be considered the owners or holders thereof under the indenture governing such debt securities.

     Payments of principal, premium, if any, and interest, if any, on individual debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing the debt securities. Neither we, the trustee for the debt securities, any paying agent, nor the registrar for the debt securities will have any responsibility or liability for any aspect of the records relating to or payments made by the depositary or any participants on account of beneficial ownership interests in the global security for the debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent global security representing the debt securities, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for the debt securities as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such participants.

     If the depositary for a series of debt securities notifies us at any time that it is unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue definitive debt securities of that series in exchange for the global security or securities representing that series of debt securities. In addition, we may at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to the debt securities, determine not to have any debt securities of a series represented by one or more global securities, and, in such event, will issue definitive debt securities of that series in exchange for the global security or securities representing that series of debt securities. If definitive debt securities are issued, an owner of a beneficial interest in a global security will be entitled to physical delivery of definitive debt securities of the series represented by that global security equal in principal amount to that beneficial interest and to have the debt securities registered in its name. Definitive debt securities of any series so issued will be issued in denominations, unless otherwise specified by us, of $1,000 and integral multiples of $1,000. (Section 3.5 of each indenture.)

REDEMPTION OF DEBT SECURITIES

     If the debt securities of a series provide for redemption at our election, unless otherwise provided in the applicable prospectus supplement, such redemption shall be on not less than 30 nor more than 60 days' notice and, in the event of redemption in part, the debt securities to be redeemed will be selected by the trustee by such method as it shall deem fair and appropriate. Notice of such redemption will be mailed to holders of debt securities of such series to their last addresses as they appear on the register of the debt securities of such series. (Sections 1.6, 10.3 and 10.4 of each indenture.)

EVENTS OF DEFAULT, NOTICE AND WAIVER

     Each indenture provides that, if an event of default in respect of any series of debt securities shall have occurred and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal (or a portion thereof in the case of certain debt securities issued with original issue discount or indexed debt securities) and accrued interest of all the debt securities of that series to be due and payable, by written notice to us (and by written notice to the trustee if given by the holders). The consequence of this action is that the principal and accrued interest of the debt securities shall be immediately due and payable by us. (Section 5.2 of each indenture.)

     Each indenture defines events of default in respect of any series of debt securities as:

     - default for 30 days in payment of any interest installment or additional amount when due;

     - default in payment of the principal of or any premium on or any mandatory sinking fund payment with respect to debt securities of such series when due;

     - failure to comply with certain obligations for 60 days after written notice of non-compliance to us by the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of such series;

     - our commencement of a voluntary case under Title 11 of the U.S. Code or any similar federal or state bankruptcy law;

     - our consent to the entry of an order for relief against us in an involuntary case under any such law or to the appointment of a receiver, trustee, assignee, liquidator or similar official under any such law;

     - a general assignment by us for the benefit of our creditors under any such law;

     - the entry by a court of competent jurisdiction of an order or decree granting relief against us in an involuntary case under any such law where such order or decree remains unstayed and in effect for 60 days;

     - the entry by a court of competent jurisdiction of an order or decree appointing a receiver, trustee, assignee, liquidator or similar official for us or for substantially all of our property where such order or decree remains unstayed and in effect for 60 days; and

     - any other event of default provided for in the indenture with respect to the debt securities of such series.

(Section 5.1 of each indenture.)

     The Trust Indenture Act of 1939 and Section 6.6 of each indenture provide that the trustee will, within 90 days after the occurrence of a default in respect of any series of debt securities, give to the holders of that series written notice of all uncured and unwaived defaults known to it; provided that, except in the case of default in the payment of the principal of, premium on, if any, or interest on, if any, or any sinking fund installment or analogous obligation with respect to, any of the debt securities of that series, the trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of that series. "Default" means any event which is, or after notice or passage of time or both would be, an event of default with respect to debt securities of such series.

     Each indenture provides that the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, subject to limitations, direct the time, method and place of conducting proceedings for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, in respect of the debt securities of that series. (Section 5.8 of each indenture.)

     Each indenture includes a covenant that we will file annually with the trustee a certificate of compliance with all conditions and covenants under each indenture. (Section 9.7 of each indenture.)

     In certain cases, the holders of a majority in aggregate principal amount of the outstanding debt securities of a series may, by providing written notice to the trustee on behalf of the holders of all debt securities of that series, waive any past default or event of default, except for defaults or events of default not already cured in the payment of the principal of, or premium, if any, or interest on any of the debt securities of that series or any coupon related to such debt securities or compliance with certain covenants or provisions. (Section 5.7 of each indenture.)

CERTAIN COVENANTS OF PHELPS DODGE

 Limitation on Liens

     Each indenture provides that we will not, and will not permit certain of our subsidiaries to, (a) issue, assume or guarantee any debt for money borrowed if such debt is secured by a mortgage upon, or (b) secure any outstanding debt by a mortgage upon, certain of the principal properties that we now or may own without providing that the debt securities offered under this prospectus are secured equally with such debt, except that these restrictions shall not apply to:

     - mortgages on any principal property acquired, constructed or improved after the date of the indenture to secure or provide for the payment of the related purchase price or cost;

     - mortgages on any principal property acquired in connection with a merger;

     - mortgages to secure debt of a restricted subsidiary owed to us or another restricted subsidiary;

     - any extension, renewal or replacement of any mortgage referred to above;

     - the sale or other transfer of any interest in property commonly referred to as a "production payment"; and

     - mortgages in favor of governmental bodies to secure advance or progress payments under any contract or statute or debt incurred for the purpose of financing the purchase price or cost of constructing or improving the related property subject.

(Section 9.9 of each indenture.)

     Notwithstanding the foregoing, we and our subsidiaries may, without securing the debt securities, issue, assume or guarantee secured debt which would otherwise be subject to the foregoing restrictions in an aggregate amount which, together with all other such debt of ours and our subsidiaries and the rental payments related to sale and lease-back transactions (other than sale and lease-back transactions in which the property involved would have been permitted to be mortgaged under the preceding paragraph or the proceeds of which have been applied to the retirement of long-term debt), does not at the time exceed 15% of our consolidated shareholders' equity. (Section 9.9 of each indenture.)

 Sale and Lease-Back Transactions

     Sale and lease-back transactions by us or certain of our subsidiaries are prohibited unless the proceeds of such transaction are at least equal to the fair value of the property leased and either (i) we or the restricted subsidiary would be entitled to incur debt secured by a mortgage on the property to be leased without equally securing the debt securities or (ii) we apply an amount equal to the fair value of the property leased to the retirement of our long-term debt. Sale and lease-back transactions do not include arrangements with governmental bodies entered into for the purpose of financing the purchase price or the cost of constructing or improving the property subject to such arrangements. (Section 9.10 of each indenture.)

     Notwithstanding the preceding paragraph, we and our subsidiaries may enter into any sale and lease-back transaction which would otherwise be subject to the foregoing restrictions if the amount of the rental payments related to such transaction, together with all secured debt of ours and our restricted subsidiaries and all other rental payments related to sale and lease-back transactions (other than sale and lease-back transactions permitted because we would be entitled to incur debt secured by a mortgage on the property to be leased without equally securing the debt securities, and other than sale and lease-back transactions the proceeds of which have been applied in accordance with clause (ii) of the preceding paragraph), does not at the time exceed 15% of our consolidated shareholders' equity. (Section 9.10 of each indenture.)

MODIFICATION OF THE INDENTURES

     Each indenture contains provisions permitting us and the trustee to enter into one or more supplemental indentures without the consent of the holders of any of the debt securities in order to:

     - evidence the succession of another corporation to us and the assumption of our covenants and obligations by our successor;

     - add to our covenants for the benefit of the holders of debt securities or surrender any of our rights or powers;

     - add additional events of default with respect to any series of debt securities;

     - add to or change any provisions of the indenture to such extent as necessary to facilitate the issuance of debt securities in bearer form or to facilitate the issuance of debt securities in global form;

     - change or eliminate any provision of the indenture if such change or elimination does not affect any series of debt securities created prior to the execution of any such supplemental indenture that is entitled to the benefit of such provision;

     - secure the debt securities;

     - establish the form or terms of debt securities;

     - evidence and provide for successor trustees and/or to add to or change any provisions of the indenture to such extent as necessary to provide for or facilitate the appointment of a separate trustee or trustees for specific series of debt securities;

     - permit payment of principal, premium or interest in respect of debt securities in bearer form or coupons, if any, in the United States and other areas subject to its jurisdiction; or

     - correct or supplement any inconsistent provisions or make any other provisions with respect to matters or questions arising under the indenture, provided that any such action does not adversely affect the interests of any holder of debt securities of any series. (Section 8.1 of each indenture.)

     Each indenture also contains provisions permitting us and the trustee, with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding debt securities of the affected series, to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the indenture or modifying the rights of the holders of debt securities of that series. No supplemental indenture may, without the consent of the holders of all of the affected debt securities, among other things:

     - change the maturity of any debt securities;

     - change the currency in which such debt securities are payable;

     - reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof;

     - change the manner in which the amount of any principal thereof or premium, if any, or interest thereon is determined;

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

     - impair the right to institute suit for the enforcement of any payment on such debt securities at maturity or upon redemption;

     - reduce the percentage of the outstanding principal amount of debt securities the holders of which must consent to any such supplemental indenture;

     - modify the indenture provisions concerning modification of the indenture or the waiver of past defaults or specified covenants other than to increase the required percentage to effect a modification or provide that additional provisions may not be waived without the consent of each holder of that series of debt securities; or

     - in the case of the subordinated indenture, modify the subordination provisions thereof in a manner adverse to the holders of junior subordinated debt securities then outstanding. (Section 8.2 of each indenture.)

SATISFACTION AND DISCHARGE OF THE INDENTURES; DEFEASANCE AND COVENANT DEFEASANCE

     Each indenture shall generally cease to be of any further effect with respect to a series of debt securities when:

     - we have delivered to the trustee for cancellation all debt securities of that series; or

     - all debt securities of that series not theretofore delivered to the trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and we shall have deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all debt securities of that series (and if, in either case, we shall also pay or cause to be paid all other sums payable under the indenture by us in respect of all debt securities of that series and deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent in the indenture have been complied with) and we shall have made any other payments due under the indenture and delivered to the trustee an officer's certificate and opinion of counsel saying that we have fulfilled each of the conditions mentioned above. (Section 4.1 of each indenture.)

     The trustee shall hold in trust all money deposited with it as described above and shall apply the deposited money, in accordance with the provisions of the debt securities of the defeased series and the indenture, to the payment, either directly or through any paying agent, as the trustee may determine, to the persons entitled thereto, of principal, premium, if any and any interest for whose payment such money has been deposited with or received by the trustee. (Section 4.2 of each indenture.)

     The indenture provides, unless the terms of the particular series of debt securities provide otherwise, that:

     - we may elect to be discharged from our obligations with respect to any debt securities or series of debt securities, which we refer to as "defeasance;" and/or

     - we may elect to be released from our obligations under any covenants described in any prospectus supplement or included in any supplemental indenture with respect to any debt securities or series of debt securities, which we refer to as "covenant defeasance."

     In connection with any defeasance or covenant defeasance, we must irrevocably deposit with the trustee of the indenture, in trust, money and/or government obligations which, through the scheduled payment of principal and interest on those obligations, would provide sufficient moneys to pay all amounts due on the debt securities on the maturity dates or upon redemption and by any mandatory sinking fund or analogous payments thereon. In connection with any defeasance or covenant defeasance, we must also deliver to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize income gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant

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

defeasance had not occurred. In the case of defeasance, the opinion of counsel must refer to and be based upon a letter ruling of the Internal Revenue Service received by the issuing company or published by the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the indenture. In addition, defeasance or covenant defeasance shall not result in a breach or default or event of default under the indenture or a default under any other material agreement or instrument to which we are a party or by which we are bound.

     Upon a defeasance, the following rights and obligations will continue: (1) the rights of the holders of debt securities of any series to receive from the defeasance trust any amounts due on the debt securities when payments are due;
(2) our obligations regarding the registration, transfer and exchange of debt securities of any series; (3) our obligation to maintain an office or agency in each place of payment; and (4) the survival of the indenture trustee's rights, powers, trusts, duties and immunities under the indenture.

     The indenture permits defeasance with respect to any debt securities of a series even if a prior covenant defeasance has occurred with respect to the debt securities of that series. If we exercise our defeasance option, payment of such debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option, payment of the debt securities may not be accelerated because of an event of default with respect to the covenants affected by the covenant defeasance. However, if an acceleration were to occur by reason of another event of default, the realizable value at the acceleration date of the money and government obligations in the defeasance trust could be less than the amounts then due on the debt securities, since the required deposit in the defeasance trust would be based upon scheduled cash flows rather than market value, which would vary depending upon interest rates and other factors. (Sections 4.3, 4.4, 4.5 and 4.6 of each indenture)

RECORD DATES

     We will generally be entitled to set any date as the record date for the purpose of determining the holders of debt securities entitled to give or take any action under either indenture in the manner specified in such indenture. If a record date is set, action may only be taken by persons who are holders of debt securities on the record date. Also, unless otherwise specified in the prospectus supplement applicable to a series of debt securities, to be effective, any action must become effective under the applicable indenture within six months of the record date. (Section 1.4(f) of each indenture.)

NOTICE

     Notices to holders of debt securities will be given by mail to the addresses of holders appearing in the applicable securities register. We and the trustee may treat the person in whose name a debt security is registered as the owner thereof for all purposes. (Sections 1.6 and 3.8 of each indenture.)

GOVERNING LAW

     Each indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York. (Section 1.11 of each indenture.)

CONSOLIDATION, MERGER OR TRANSFER OF ASSETS

     Each indenture provides that we may not merge or consolidate with or into any other corporation or other entity or lease or transfer all or substantially all of our assets, unless:

     - the entity formed by or surviving such consolidation or merger or to which the lease or transfer is made is a corporation organized under the laws of the United States, any state thereof or the District of Columbia; and

     - immediately after giving effect to such transaction, no default or event of default exists.

     We must deliver to the trustee prior to such transaction an officer's certificate to the foregoing effect and an opinion of counsel stating that such transaction and supplemental indenture complies with the

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

indenture and that all conditions precedent under the indenture to the consummation of such transaction have been met.

     Upon any such consolidation, merger or transfer, the successor corporation formed by such consolidation or into which we are merged or to which such transfer is made shall succeed to and be substituted for us under the indenture. (Section 7.1 of each indenture.)

CONCERNING THE TRUSTEES

     Wachovia Bank, National Association, which is the senior indenture trustee under the senior indenture and the subordinated indenture trustee under the subordinated indenture, also serves as the property trustee for each trust and the guarantee trustee under each preferred securities guarantee described below. It is an affiliate of Wachovia Trust Company, National Association, which serves as the Delaware trustee for each trust.

     We may from time to time maintain credit facilities and have other customary banking relationships with Wachovia Bank, National Association.

PROVISIONS APPLICABLE ONLY TO SENIOR DEBT SECURITIES

  Ranking

     Senior debt securities will be direct, unconditional and unsecured obligations of our company and, except for certain debts required to be preferred by law will rank equal among themselves and equally with all of our other unsecured and unsubordinated obligations. The senior debt securities will rank senior to our subordinated obligations, including any subordinated debt securities.

PROVISIONS APPLICABLE ONLY TO JUNIOR SUBORDINATED DEBT SECURITIES

  Subordination

     In the subordinated indenture, we have agreed that any junior subordinated debt securities issued thereunder are subordinated in right of payment to all senior indebtedness, as defined below, to the extent provided in the subordinated indenture.

     In the event of any:

     - insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to us, our creditors or our property;

     - any proceeding for our liquidation, dissolution or other winding up, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings;

     - any assignment by us for the benefit of creditors; or

     - any other marshalling of our assets.

     The holders of senior indebtedness will be entitled to receive payment in full on such senior indebtedness before the holders of junior subordinated debt securities will be entitled to receive or retain any payment on the junior subordinated debt securities. (Section 12.3 and 12.5 of the subordinated indenture.)

     No payments on account of the junior subordinated debt securities or interest thereon may be made if:

     - we default in any payment with respect to senior indebtedness; or

     - an event of default occurs with respect to any senior indebtedness resulting in the acceleration of the maturity of the senior indebtedness.

     For purposes of the subordination provisions, the payment, issuance and delivery of cash, property or securities, other than shares and certain of our subordinated securities, upon conversion of any junior
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subordinated debt security will be deemed to constitute payment on account of the principal of such junior subordinated debt security. (Section 12.13 of the subordinated indenture.)

     When we use the term "senior indebtedness" we mean the principal, premium, if any, and interest on:

     - all of our indebtedness, whether outstanding on the date of the subordinated indenture or thereafter created, incurred or assumed, that is for borrowed money, or evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets, including securities;

     - any indebtedness of any other person of the kind described in the preceding bullet for the payment of which we are responsible or liable as guarantor or otherwise; and

     - amendments, renewals, extensions and refundings of any such indebtedness;

provided, however, that senior indebtedness does not include indebtedness incurred for the purchase of goods or materials or for services obtained in the ordinary course of business or any indebtedness which by its express terms is equal with or subordinated to the junior subordinated debt securities. (Section
12.2 of the subordinated indenture.)

     The subordinated indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of junior subordinated debt securities, may be changed prior to such issuance. Any such change would be described in the prospectus supplement relating to such junior subordinated debt securities. (Section 3.1 of the subordinated indenture.)

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

                    DESCRIPTION OF THE PREFERRED SECURITIES

     The preferred securities of each trust will be issued pursuant to a trust agreement for that trust, as subsequently amended and restated, among us, the issuer of the related junior subordinated debt securities, Wachovia Bank, National Association, as the property trustee, and Wachovia Trust Company, National Association, as the Delaware trustee, the three administrative trustees and the holders from time to time of the applicable trust's preferred and common securities. We summarize below all of the material features of the preferred securities. The summary is not complete and is qualified in its entirety by all of the provisions of the applicable trust agreements and forms of each amended and restated trust agreement. Those documents are filed or incorporated by reference as exhibits to the registration statement that includes this prospectus, and we encourage you to read them. You also may request a copy of the trust agreements from the property trustee at its corporate trust office in New York, New York. Each trust agreement will be qualified under the Trust Indenture Act of 1939. The terms of the preferred securities of each trust will include those stated in the applicable trust agreement and those made part of the trust agreement by reference to the Trust Indenture Act. The amended and restated trust agreement for each trust will be executed at the time the trust issues any preferred securities and will be filed with the SEC as an exhibit to a report on Form 8-K or by a post-effective amendment to the registration statement that includes this prospectus. You should also read the applicable prospectus supplement, which will contain additional information and may update or change some of the information below.

GENERAL

     The trust agreement for each trust authorizes the administrative trustees to issue on behalf of the trust preferred securities that have the terms described in this prospectus and in the applicable prospectus supplement. The preferred securities will represent undivided beneficial interests in the assets of the applicable trust. The proceeds from the sale of each trust's preferred and common securities will be used by the trust to purchase a series of junior subordinated debt securities that we issue. The junior subordinated debt securities will be held in trust by the property trustee for the benefit of the holders of the preferred and common securities of the applicable trust.

     The terms of the preferred securities of each trust will mirror the terms of the junior subordinated debt securities held by the applicable trust. If interest payments on the junior subordinated debt securities held by the applicable trust are deferred as described below, distributions on the preferred securities will also be deferred. The assets of the trust available for distribution to the holders of its preferred securities generally will be limited to payments under the series of junior subordinated debt securities held by the trust.

     Under the preferred securities guarantee for each trust, we will agree to make payments of distributions and payments on redemption or liquidation with respect to the trust's preferred securities, but only to the extent the trust has funds available to make those payments and has not made the payments. Our obligations under the applicable preferred securities guarantee, trust agreement, subordinated indenture and related junior subordinated debt securities will provide a full, irrevocable and unconditional commitment by us regarding amounts due on the preferred securities issued by each trust.

     The prospectus supplement relating to the preferred securities of each trust will describe some or all of the following terms of the preferred securities:

     - the name of the preferred securities;

     - the dollar amount and number of preferred securities issued;

     - the annual distribution rate, or method of determining the rate, of distributions on the preferred securities, and date or dates from which any distributions will accrue;

     - the payment date and the record date used to determine the holders who are to receive distributions on the preferred securities;

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

     - the right, if any, to defer distributions on the preferred securities upon extension of the interest payment periods of the related junior subordinated debt securities;

     - the applicable trust's obligation, if any, to redeem or purchase the preferred securities and the terms and conditions on which the preferred securities may be redeemed or purchased pursuant to any obligation;

     - the terms and conditions, if any, on which the preferred securities may be redeemed at the applicable trust's option or at the option of the holders;

     - the terms and conditions, if any, on which preferred securities may be converted or exchanged;

     - the terms and conditions, if any, upon which the related junior subordinated debt securities may be distributed to holders of the preferred securities;

     - the voting rights, if any, of the holders of the preferred securities;

     - whether the preferred securities are to be issued in book-entry form and represented by one or more global securities and, if so, the depository and any provisions for the transfer or exchange of the global securities, if different from those described below under "-- Global Securities"; and

     - any other relevant rights, preferences, privileges, limitations or restrictions of the preferred securities.

     The applicable prospectus supplement will describe all of the material United States federal income tax considerations applicable to the particular series of preferred securities being offered.

GLOBAL SECURITIES

     We may issue the preferred securities of a series in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. We will issue global securities in registered form and in either temporary or definitive form.

     The specific terms of the depositary arrangement with respect to any preferred securities of a series and the rights and limitations upon owners of beneficial interest in a global security will be described in the prospectus supplement. We expect that the provisions set forth below will generally apply to depositary arrangements.

     Upon the issuance of a global security, the depositary for such global security will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual preferred securities represented by the global security to the accounts of persons that have accounts with such depositary or its nominee. Such accounts shall be designated by the dealers, underwriters or agents with respect to the preferred securities or by the applicable trust, if the preferred securities are offered and sold directly by the trust. Ownership of beneficial interests in such global security will be limited to persons that may hold interests through participants.

     Ownership of beneficial interests by participants in such global security will be shown on, and the transfer of any ownership interest will be effected only through, records maintained by the applicable depositary or its nominee with respect to interests of participants and the records of participants with respect to interests of persons other than participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.

     So long as the depositary for a global security, or its nominee, is the registered owner of a global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the preferred securities represented by a global security for all purposes under the applicable trust agreement. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the individual preferred securities represented by that global security registered in their names, will

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

not receive or be entitled to receive physical delivery of the preferred securities in definitive form and will not be considered the owners or holders of the preferred securities under the applicable trust agreement.

     Payments on individual preferred securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing the preferred securities. None of us, the trusts, the property trustee, the Delaware trustee, any administrative trustee, any paying agent or the registrar and transfer agent for the preferred securities will have any responsibility or liability for any aspect of the records relating to, or payments made by the depositary or any participants on account of, such beneficial ownership interests in the global security for the preferred securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     We expect that a depositary for the preferred securities of a series or its nominee, upon receipt of any payments in respect of a permanent global security representing the preferred securities, will immediately credit participants' accounts with payment in amounts proportionate to their respective beneficial interests in the principal amount of such global security for the preferred securities as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," Such payment will be the responsibility of such participants.

     If a depositary for the preferred securities of a series notifies us at any time that it is unwilling, unable or ineligible to continue as depositary and a qualified successor depositary is not appointed by the administrative trustees within 90 days, the applicable trust will issue definitive preferred securities in exchange for the global security or securities representing the preferred securities. In addition, the administrative trustees may, at any time, and in their sole discretion, subject to any limitations described in the prospectus supplement relating to the preferred securities, determine not to have any preferred securities represented by one or more global securities and, in such event, the applicable trust will issue definitive preferred securities in exchange for the global security or securities representing the preferred securities. If definitive preferred securities are issued, an owner of a beneficial interest in a global security will be entitled to physical delivery of definitive preferred securities represented by the global security equal in principal amount to that beneficial interest and to have the preferred securities registered in its name.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

     Unless otherwise specified in an applicable prospectus supplement, each trust agreement will provide that the trust will be dissolved:

     - upon the expiration of the term of the trust;

     - upon our bankruptcy, dissolution or liquidation;

     - upon our direction to the property trustee to dissolve the trust and distribute the related junior subordinated debt securities directly to the holders of the preferred and common securities of the trust;

     - upon the redemption of all of the common and preferred securities of the trust in connection with the redemption of all of the related junior subordinated debt securities; or

     - upon entry of a court order for the dissolution of the trust.

     Unless otherwise specified in an applicable prospectus supplement, in the event of a dissolution as described above other than in connection with redemption, after the trust satisfies all liabilities to its

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creditors as provided by applicable law, each holder of the preferred or common securities of a trust will be entitled to receive:

     - the related junior subordinated debt securities in an aggregate principal amount equal to the aggregate liquidation amount of the preferred or common securities held by the holder; or

     - if any distribution of the related junior subordinated debt securities is determined by the property trustee not to be practical, cash equal to the aggregate liquidation amount of the preferred or common securities held by the holder, plus accumulated and unpaid distributions to the date of payment.

     If a trust cannot pay the full amount due on its preferred and common securities because insufficient assets are available for payment, then the amounts payable by the trust on its preferred and common securities will be paid on a pro rata basis. However, if an event of default under the subordinated indenture has occurred and is continuing with respect to any related junior subordinated debt securities, the total amounts due on the preferred securities of the trust will be paid before any distribution on the common securities of the trust is made.

EVENTS OF DEFAULT

     The following will be events of default under each trust agreement:

     - an event of default under the subordinated indenture occurs with respect to any related junior subordinated debt securities;

     - the trust fails to pay any redemption price on any preferred securities on its due date;

     - the trust fails to pay any distribution on the preferred securities within 30 days from its due date;

     - the trustees fail to perform any of the covenants in the trust agreement, other than the covenants in the two prior bullet points, for 30 days after the holders of at least 25% of the aggregate liquidation amount of the outstanding preferred securities give us and the trustees written notice of the default and require that they remedy the breach (however, the 30-day period may be extended by the holders of at least the same aggregate liquidation amount of the outstanding preferred securities that had initially given notice of the default); or

     - the property trustee files for bankruptcy or other events of bankruptcy, insolvency or reorganization occur with respect to the property trustee and a successor property trustee is not appointed within 90 days.

     If an event of default with respect to related junior subordinated debt securities occurs and is continuing under the subordinated indenture, and the subordinated indenture trustee or the holders of not less than 25% in principal amount of the related junior subordinated debt securities outstanding fail to declare the unpaid principal of and all other amounts with respect to all of the related junior subordinated debt securities to be immediately due and payable, the holders of at least 25% in aggregate liquidation amount of the outstanding preferred securities will have the right to declare the unpaid principal of and all other amounts with respect to the related junior subordinated debt securities immediately due and payable by providing notice to Phelps Dodge, the property trustee and the subordinated indenture trustee.

     At any time after a declaration of acceleration has been made with respect to a series of related junior subordinated debt securities and before a judgment or decree for payment of the money due has been obtained, the holders of a majority in aggregate liquidation amount of the preferred securities may rescind

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any declaration of acceleration with respect to the related junior subordinated debt securities and its consequences:

     - if we deposit with the subordinated indenture trustee funds sufficient to pay all overdue principal of and premium, interest and additional amounts on the related junior subordinated debt securities and any other amounts due to the subordinated indenture trustee and the property trustee; and

     - if all existing events of default with respect to the related junior subordinated debt securities have been cured or waived except non-payment of principal on the related junior subordinated debt securities that has become due solely because of the acceleration.

     The holders of a majority in liquidation amount of the preferred securities of a trust may waive any past default under the subordinated indenture with respect to the related junior subordinated debt securities, other than a default in any payment on any related junior subordinated debt securities or a default with respect to a covenant or provision that cannot be amended or modified without the consent of the holder of each outstanding related junior subordinated debt security affected. In addition, the holders of at least a majority in liquidation amount of the preferred securities of a trust may waive any past default under the trust agreement.

     The holders of a majority in liquidation amount of the preferred securities of a trust shall have the right to direct the time, method and place of conducting any proceedings for any remedy available to the property trustee or to direct the exercise of any trust or power conferred on the property trustee under the applicable trust agreement.

     A holder of preferred securities of a trust may institute a legal proceeding directly against us without first instituting a legal proceeding against the property trustee or any other person or entity, for enforcement of payment to the holder of the principal of and any premium, interest or additional amounts on related junior subordinated debt securities having a principal amount equal to the aggregate liquidation amount of the preferred securities of the holder if we fail to pay any amounts on the related junior subordinated debt securities when payable. We and the subordinated indenture trustee may not amend or modify the subordinated indenture to eliminate the preferred securities holders' right to institute a direct legal action without the consent of the holders of each outstanding preferred security.

NOTICE OF DEFAULT

     If an event occurs which is or would become an event of default with respect to any preferred securities, and the property trustee knows of the event, the property trustee shall mail to the holders of the affected preferred securities a notice of the default within 90 days, unless the default has been cured or waived by the holders of the affected preferred securities. However, except in the case of a default in the payment of any amounts due on preferred securities, the property trustee may withhold the notice if and so long as the directors and/or responsible officers of the property trustee determine in good faith that withholding the notice is in the interest of the holders of the affected preferred securities.

     We and the administrative trustees of each trust are required to furnish annually to the property trustee an officers' certificate to the effect that, to the best knowledge of the officers providing the certificate, it is not in default under the applicable trust agreement or, if there has been a default, specifying the default and its status.

CONSOLIDATION, MERGER OR AMALGAMATION OF THE TRUST

     None of the trusts may consolidate or merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any entity, except as described below. A trust may, without the consent of the holders of the outstanding preferred securities, consolidate or merge with

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or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized under the laws of any state if:

     - the successor entity either:

       - expressly assumes all of the obligations of the trust relating to its preferred securities; or

       - substitutes for the trust's preferred securities other securities having substantially the same terms as the preferred securities, so long as the substituted successor securities rank the same as the preferred securities for distributions and payments upon liquidation, redemption and otherwise;

     - a trustee of the successor entity who has substantially the same powers and duties as the property trustee of the trust is appointed;

     - the preferred securities are listed or traded, or any substituted successor securities will be listed upon notice of issuance, on the same national securities exchange or other organization on which the preferred securities are then listed or traded;

     - the event does not cause the preferred securities or any substituted successor securities to be downgraded by any national rating agency;

     - the event does not adversely affect the rights, preferences and privileges of the holders of the preferred securities or any substituted successor securities in any material respect;

     - the successor entity has a purpose substantially identical to that of the trust;

     - prior to the merger event, we have received an opinion of counsel from a nationally recognized law firm stating that:

       - the event does not adversely affect the rights, preferences and privileges of the holders of the trust's preferred securities or any successor securities in any material respect;

       - following the event, neither the trust nor the successor entity will be required to register as an investment company under the Investment Company Act of 1940; and

       - neither the trust nor the successor entity will be taxable as a corporation or classified other than as a grantor trust for United States federal income tax purposes; and

     - We or our permitted transferee own all of the common securities of the successor entity and the substituted successor securities are guaranteed at least to the extent provided under the preferred securities guarantee.

     In addition, unless all of the holders of the preferred securities of a trust approve otherwise, the trust may not consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into or replace it if the transaction would cause the trust or the successor entity to be taxable as a corporation or classified other than as a grantor trust for United States federal income tax purposes.

VOTING RIGHTS

     Unless otherwise specified in the prospectus supplement, the holders of the preferred securities of a trust will have no voting rights except as discussed below and under "-- Events of Default," "-- Amendment of the Trust Agreement," "-- Removal and Replacement of Trustees" and "Description of the Preferred Securities Guarantees -- Amendments and Assignment," and as otherwise required by law.

     If any proposed amendment to a trust agreement provides for, or the administrative trustees of a trust otherwise propose to effect:

     - any action that would adversely affect the powers, preferences or special rights of the preferred securities of the trust in any material respect, whether by way of amendment to the applicable trust agreement or otherwise; or

     - the dissolution, winding-up or termination of the trust other than pursuant to the terms of the applicable trust agreement,

then the holders of the preferred securities of the trust as a class will be entitled to vote on the amendment or proposal. In that case, the amendment or proposal will be effective only if approved by the holders of at least a majority in aggregate liquidation amount of the preferred securities of the trust.

     Without obtaining the prior approval of the holders of at least a majority in aggregate liquidation amount of the preferred securities of a trust, the trustees of a trust may not:

     - direct the time, method and place of conducting any proceeding for any remedy available to the subordinated indenture trustee for any related junior subordinated debt securities or direct the exercise of any trust or power conferred on the property trustee with respect to the preferred securities of the trust;

     - waive any default that is waivable under the subordinated indenture with respect to any related junior subordinated debt securities;

     - cancel an acceleration of the principal of any related junior subordinated debt securities; or

     - consent to any amendment, modification or termination of the subordinated indenture or any related junior subordinated debt securities where consent is required.

However, if a consent under the subordinated indenture requires the consent of each affected holder of the related junior subordinated debt securities, then the property trustee must obtain the prior consent of each holder of the preferred securities of the trust. In addition, before taking any of the foregoing actions, the property trustee shall obtain an opinion of counsel experienced in such matters to the effect that, as a result of such actions, the trust will not be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes. The property trustee will notify all preferred securities holders of the trust of any notice of default received from the subordinated indenture trustee with respect to the junior subordinated debt securities held by the trust. Any required approval of the holders of the preferred securities of a trust may be given at a meeting of the holders of the preferred securities convened for the purpose or pursuant to written consent.

     The property trustee will cause a notice of any meeting at which holders of securities are entitled to vote to be given to each holder of record of the preferred securities at the holder's registered address, or to any other address which has been specified in writing, at least 15 days and not more than 90 days before the meeting.

     Notwithstanding that the holders of the preferred securities of a trust are entitled to vote or consent under any of the circumstances described above, any of the preferred securities that are owned by us, the trustees of the trust or any of our affiliates or any affiliate of the trustees of the trust, shall, for purposes of any vote or consent, be treated as if they were not outstanding.

AMENDMENT OF THE TRUST AGREEMENT

     Each trust agreement may be amended from time to time by us, the property trustee and the administrative trustees of the trust without the consent of the holders of the preferred securities of the trust to:

     - cure any ambiguity, correct or supplement any provision which may be inconsistent with any other provision or make provisions not inconsistent with any other provisions with respect to matters or questions arising under the applicable trust agreement;

     - modify, eliminate or add to any provisions to the extent necessary to ensure that the trust will not be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes, to ensure that the junior subordinated debt securities held by the trust are treated as indebtedness for United States federal income tax purposes or to ensure that the trust will not be required to register as an investment company under the Investment Company Act; or

     - add to our covenants, restrictions or obligations, in each case to the extent that the amendment does not adversely affect the interests of any holder of the preferred securities of the trust in any material respect.

     Other amendments to a trust agreement may be made by us, the property trustee and the administrative trustees of a trust upon approval of the holders of at least a majority in aggregate liquidation amount of the outstanding preferred securities of the trust and receipt by the trustees of an opinion of counsel to the effect that the amendment will not cause the trust to be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes, affect the treatment of the junior subordinated debt securities held by the trust as indebtedness for United States federal income tax purposes or affect the trust's exemption from the Investment Company Act.

     Notwithstanding the foregoing, without the consent of each affected holder of common or preferred securities of a trust, the applicable trust agreement may not be amended to:

     - change the amount or timing of any distribution on the common or preferred securities of the trust or otherwise adversely affect the amount of any distribution required to be made in respect of the securities as of a specified date;

     - restrict the right of a holder of any securities to institute suit for the enforcement of any payment on or after the distribution date; or

     - reduce the percentage of preferred securities required to waive compliance with provisions of or defaults under the trust agreement.

     In addition, no amendment may be made to a trust agreement if the amendment would:

     - cause the applicable trust to be taxable as a corporation or characterized as other than a grantor trust for United States federal income tax purposes;

     - cause the junior subordinated debt securities held by the applicable trust to not be treated as indebtedness for United States federal income tax purposes;

     - cause the applicable trust to be deemed to be an investment company required to be registered under the Investment Company Act; or

     - impose any additional obligation on any trustee of the applicable trust without its consent.

REGISTRATION AND TRANSFER

     If the preferred securities of a series are to be redeemed, the applicable trust will not be required to register the transfer of or exchange any preferred security selected for redemption, in whole or in part, except for the unredeemed portion of a preferred security being redeemed in part.

PAYMENT AND PAYING AGENT

     Unless the applicable prospectus supplement states otherwise, distributions on the preferred securities will be payable, at the applicable trust's option,
(1) by check mailed to the address of the person entitled to the distribution as the address appears in the security register for the preferred securities or (2) by wire transfer to an account specified by the holder in accordance with procedures established by the administrative trustees and acceptable to the paying agent. Payments upon the redemption of the preferred securities will be paid only against surrender of the preferred securities.

     Unless the applicable prospectus supplement states otherwise, the property trustee will act as paying agent for the preferred securities, and the principal corporate trust office of the property trustee will serve as the office through which the paying agent acts. The applicable trust may designate additional paying agents, rescind the designation of any paying agents and/or approve a change in the office through which any paying agent acts.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

     For matters relating to compliance with the Trust Indenture Act, the property trustee will have all of the duties and responsibilities of an indenture trustee under the Trust Indenture Act.

     Wachovia Bank, National Association, which is the property trustee for each trust, also serves as the guarantee trustee under each preferred securities guarantee described below, the senior indenture trustee under the senior indenture and the subordinated indenture trustee under the subordinated indenture. It is an affiliate of Wachovia Trust Company, National Association, which serves as the Delaware trustee for each trust.

     We may from time to time maintain credit facilities and have other customary banking relationships with First Union National Bank.

MISCELLANEOUS

     The administrative trustees of each trust are authorized and directed to conduct the affairs of and to operate the trust in such a way that:

     - it will not be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes;

     - the junior subordinated debt securities held by it will be treated as our indebtedness for United States federal income tax purposes; and

     - it will not be deemed to be an investment company required to be registered under the Investment Company Act.

     We and the trustees of each trust are authorized to take any action, so long as it is consistent with applicable law, the applicable certificate of trust or trust agreement, that we and the trustees of the trust determine to be necessary or desirable for the above purposes.

     Holders of the preferred securities of the trusts have no preemptive or similar rights.

     None of the trusts may incur indebtedness or place a lien on any of its assets.

GOVERNING LAW

     Each trust agreement and the preferred securities of each trust will be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws provisions thereof.

               DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEES

     The preferred securities guarantee for each trust will be issued pursuant to a guarantee between us and Wachovia Bank, National Association, as the guarantee trustee. We summarize below all of the material features of the preferred securities guarantees. The summary is not complete and is qualified in its entirety by all of the provisions of the form of the applicable guarantees. That document is incorporated by reference as an exhibit to the registration statement that includes this prospectus, and we encourage you to read it. Each guarantee will be qualified under the Trust Indenture Act of 1939. The terms of each preferred securities guarantee will include those stated in the applicable guarantee and those made part of the guarantee by reference to the Trust Indenture Act. Each guarantee will be executed at the time any trust issues any preferred securities and will be filed with the SEC on a Form 8-K or by a post-effective amendment to the registration statement that includes this prospectus.

     Each guarantee will be held by the guarantee trustee for the benefit of the holders of the preferred securities of the applicable trust.

GENERAL

     We will irrevocably and unconditionally agree to pay in full to the holders of the preferred securities of each trust the guarantee payments described below, except to the extent previously paid. We will pay the guarantee payments when and as due, regardless of any defense, right of set-off or counterclaim that the applicable trust may have or assert. The following payments, to the extent not paid by a trust, will be covered by the applicable preferred securities guarantee:

     - any accumulated and unpaid distributions required to be paid on the preferred securities of the trust, to the extent that the trust has funds available to make the payment;

     - the redemption price, including all accumulated and unpaid distributions, to the extent that the trust has funds available to make the payment; and

     - upon a voluntary or involuntary dissolution, termination, winding-up or liquidation of the trust, other than in connection with a distribution of related junior subordinated debt securities to holders of the preferred securities, the lesser of:

      - the aggregate of the liquidation amounts specified in the prospectus supplement for each preferred security of the trust plus all accumulated and unpaid distributions on the preferred security of the trust to the date of payment, to the extent the trust has funds available to make the payment; and

      - the amount of assets of the trust remaining available for distribution to holders of its preferred securities upon liquidation of the trust.

     Our obligation to make a guarantee payment with respect to the preferred securities of a trust may be satisfied by directly paying the required amounts to the holders of the preferred securities of the trust or by causing the trust to pay the amounts to the holders.

     Each preferred securities guarantee will be subject to the subordination provisions described below and will not apply to the payment of distributions and other payments on the preferred securities of a trust when the trust does not have sufficient funds legally and immediately available to make the distributions or other payments.

ADDITIONAL AMOUNTS

     We will make all payments under each of our preferred securities guarantees without withholding or deduction for any taxes, fees, duties, assessments or governmental charges imposed or levied by New York or any other jurisdiction in which we or any of our successors is organized or resident for tax purposes or any political subdivision or taxing authority of New York or any of those other jurisdictions. If any withholding or deduction is required by law, we will pay to the holder of the preferred securities additional amounts as may be necessary so that every net payment made to the holder after the withholding or deduction will not be less than the amount provided for in the applicable preferred securities guarantee. We will not be required to pay any additional amounts as a result of:

     - the imposition of any tax, fee, duty, assessment or governmental charge that would not have been imposed but for the fact that the holder or beneficial owner of the preferred securities was a resident or national of or had other specified connections with the relevant taxing authority or presented the preferred securities for payment in the relevant taxing jurisdiction unless it could not have been presented elsewhere;

     - the imposition of any tax, fee, duty, assessment or governmental charge that would not have been imposed but for the fact that the holder or beneficial owner of the preferred securities presented the preferred security for payment more than 30 days after it was due and payable;

     - any estate, inheritance, gift, sale or other similar tax, assessment or governmental charge; or

     - the imposition of any tax, fee, duty, assessment or governmental charge that would not have been imposed but for the fact that the holder or beneficial owner of the preferred securities failed to comply, within 90 days, with any reasonable request by Phelps Dodge addressed to the holder or beneficial owner relating to the provision of information or the making of a declaration required by the taxing jurisdiction as a precondition to exemption from all or part of the tax, fee, duty, assessment or governmental charge.

SUBORDINATION

     Each preferred securities guarantee will be unsecured indebtedness of our company and will be subordinated in right of payment to all of our existing and future senior indebtedness. Each preferred securities guarantee will be effectively subordinated to any of our secured indebtedness to the extent of the value of the assets securing the secured indebtedness. Each preferred securities guarantee will also rank equally with any other preferred securities guarantee issued by us. As a result, in the event of our bankruptcy, liquidation or reorganization or upon an event of default under any of its preferred securities guarantees, our assets will be available to pay our obligations on the preferred securities guarantee only after all of our secured and senior indebtedness has been paid in full in cash or other payment satisfactory to the holders of the secured and senior indebtedness has been made. There may not be sufficient assets remaining to pay amounts due on any or all of its the preferred securities guarantees. Each preferred securities guarantee will also be effectively subordinated to the indebtedness and other liabilities of us and our subsidiaries. The incurrence of additional secured and senior indebtedness and other liabilities by us or our subsidiaries could adversely affect our ability to pay our obligations on the preferred securities guarantees.

     Each preferred securities guarantee will constitute a guarantee of payment and not of collection. This means that the holder of the guaranteed security may sue us to enforce its rights under the preferred securities guarantee without first suing any other person or entity.

AMENDMENTS AND ASSIGNMENT

     No consent of the holders of the preferred securities of a trust will be required with respect to any changes to the preferred securities guarantee that do not adversely affect the rights of the holders of the preferred securities of the applicable trust in any material respect. Other amendments to the preferred securities guarantee may be made only with the prior approval of the holders of at least a majority in aggregate liquidation amount of the preferred securities of the applicable trust. All guarantees and agreements contained in the preferred securities guarantee will be binding on our successors, assigns, receivers, trustees and representatives and are for the benefit of the holders of the preferred securities of the applicable trust.

EVENTS OF DEFAULT

     An event of default under a preferred securities guarantee occurs if we:

     - fail to make any required payments; or

     - fail to perform any of our other obligations under the preferred securities guarantee and such failure continues for 30 days.

     The holders of at least a majority in aggregate liquidation amount of the preferred securities of a trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee relating to the preferred securities guarantee of the trust or to direct the exercise of any trust or power given to the guarantee trustee under the preferred securities guarantee of the trust.

     If and to the extent that we do not make payments on the related junior subordinated debt securities the trust will not have funds available to make payments of distributions or other amounts due on its preferred securities. In those circumstances, a holder of the preferred securities of the trust will not be able to rely upon the applicable preferred securities guarantee for payment of these amounts. Instead, the holder may directly sue us under the junior subordinated debt securities to collect its pro rata share of payments owed. If a holder so sues us to collect payment, then we will assume the holder's rights as a holder of preferred securities under the applicable trust agreement to the extent we make a payment to the holder in any legal action.

     The holders of at least a majority in liquidation amount of preferred securities of a trust may waive any past event of default and its consequences.

INFORMATION CONCERNING GUARANTEE TRUSTEE

     For matters relating to compliance with the Trust Indenture Act, the guarantee trustee will have all of the duties and responsibilities of an indenture trustee under the Trust Indenture Act. In case an event of default shall occur and be continuing, the guarantee trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Before proceeding to exercise any right or power under any guarantee agreement at the direction of the holders of preferred securities, the guarantee trustee will be entitled to receive from the holders reasonable security or indemnity against the costs, expenses and liabilities that it might incur.

     Wachovia Bank, National Association, which is the guarantee trustee, also serves as the property trustee for each trust, the senior indenture trustee under the senior indenture and the subordinated indenture trustee under the subordinated indenture. It is an affiliate of Wachovia Trust Company, National Association, which serves as the Delaware trustee for each trust.

     We may from time to time maintain credit facilities and have other customary banking relationships with Wachovia Bank, National Association.

TERMINATION OF THE PREFERRED SECURITIES GUARANTEES

     Each preferred securities guarantee will terminate once the preferred securities of the applicable trust are paid in full or redeemed in full or upon distribution of the related junior subordinated debt securities to the holders of the preferred securities of the trust in accordance with the applicable trust agreement. Each preferred securities guarantee will continue to be effective or will be reinstated if at any time any holder of preferred securities of the applicable trust must restore payment of any sums paid under the preferred securities or the preferred securities guarantee for the applicable trust.

GOVERNING LAW

     Each preferred securities guarantee will be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws provisions thereof.

                              PLAN OF DISTRIBUTION

     We may sell our common or preferred shares, senior or junior subordinated debt securities or our warrants, depositary shares, stock purchase contracts or stock purchase units and each trust may sell its preferred securities in one or more of the following ways from time to time:

     - through agents;

     - to or through underwriters;

     - through dealers; and

     - directly to purchasers.

     The applicable prospectus supplement for each series of securities will set forth the terms of the offering of those securities, including the name or names of any underwriters or agents. The prospectus supplement for each series of securities will also set forth the purchase price of the securities, the proceeds to us or the applicable trust from the sale, any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation, the initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and the securities exchange, if any, on which the securities may be listed.

     If underwriters participate in selling the securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

     Unless the applicable prospectus supplement states otherwise, the obligations of the underwriters to purchase any series of securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the series of securities if any are purchased.

     We may also offer and sell securities, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms referred to as remarketing firms, acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreement, if any, with us, and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters under the Securities Act in connection with the securities they remarket.

     Underwriters, agents, dealers and remarketing firms may be entitled to indemnification against specific civil liabilities under agreements entered into with us and/or a trust, including liabilities under the Securities Act. Underwriters and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

     Each series of securities other than common stock will be a new issue of securities and will have no established trading market. Any underwriters to whom the securities are sold for public offering and sale may make a market in those securities. However, those underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

     We may authorize our agents and underwriters to solicit offers by certain institutions to purchase the securities at the public offering price under delayed delivery contracts.

     - If we use delayed delivery contracts, we will disclose that we are using them in the applicable prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

     - These delayed delivery contracts will be subject only to the conditions that we described in the applicable prospectus supplement.

     We will describe in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive.

                                    EXPERTS

     The consolidated financial statements incorporated in this Prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2002, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                           VALIDITY OF THE SECURITIES

     Richards, Layton & Finger, P.A., Wilmington, Delaware, will pass upon the validity of the preferred securities for us and each trust. Debevoise & Plimpton, New York, New York, will pass upon the validity of the common shares, preferred shares, warrants, depositary shares, share purchase contracts or share purchase units, senior debt securities, the junior subordinated debt securities and the preferred securities guarantees for us.

                      WHERE YOU CAN FIND MORE INFORMATION

     This prospectus is part of a registration statement that we filed with the SEC. The registration statement, including the attached exhibits, contains additional relevant information about us and the trusts. The rules and regulations of the SEC allow us to omit some of the information included in the registration statement from this prospectus. In addition, we file reports, proxy statements and other information with the SEC under the Exchange Act. You can read and copy any of this information at the Public Reference Room of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549.

     You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the SEC's Public Reference Room in Washington, D.C. by calling the SEC at 1-800-SEC-0330.

     The SEC also maintains an Internet web site that contains reports, proxy statements and other information about issuers, like Phelps Dodge, that file electronically with the SEC. The address of that site is http://www.sec.gov. The SEC file number for documents filed by us under the Exchange Act is 1-82.

     Our common shares are listed on the New York Stock Exchange, under the symbol "PD." Our 6.75% Series A Mandatory Convertible Preferred Shares are listed on the New York Stock Exchange under the symbol "PD PrA." You can inspect reports, proxy statements and other information concerning Phelps Dodge at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

                           INCORPORATION BY REFERENCE

     The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below:

          (a) Our Annual Report on Form 10-K for the year ended December 31,
     2002;

          (b) Our amendment to our Annual Report on Form 10-K for the year ended December 31, 2002 on Form 10-K/A as filed with the SEC on April 15, 2003;

          (c) Our Current Reports on Form 8-K filed with the SEC on April 15, 2003; and

          (d) all documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus.

     You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address: One North Central Avenue, Phoenix, Arizona 85004-4415, Attention: Vice President and Corporate Secretary. Telephone requests may be directed to such person at (602) 366-8100. Some of these filings are also available on our Internet web site. The address of that site is http://www.phelpsdodge.com.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses of issuance and distribution, other than underwriting discounts and commissions, to be borne by us are as follows:

Securities and Exchange Commission registration fee.........  $ 48,540
Rating agency fees..........................................   272,500
Printing expenses...........................................    12,000
Legal fees and expenses.....................................   100,000
Accounting fees and expenses................................    12,500
Miscellaneous...............................................     5,000
                                                              --------
  Total.....................................................  $450,540
                                                              ========

ITEM 15.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     With certain limitations, Sections 721 through 726 of the Business Corporation Law of the State of New York permit a corporation to indemnify any of its directors or officers made, or threatened to be made, a party to an action or proceeding by reason of the fact that such person was a director or officer of such corporation unless a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact financial profit or other advantage to which he or she was not legally entitled.

     Our By-Laws provide that we shall indemnify any person made, or threatened to be made, a party to an action or proceeding other than one by or in our right to procure a judgment in our favor, whether civil or criminal, including an action by or in the right of any other corporation, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any of our directors or officers served in any capacity at our request, by reason of the fact that he, his testator or intestate, is or was one of our directors or officers, or is or was serving such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and expenses (including attorneys' fees) incurred in connection with such action or proceeding, or any appeal therein, provided that no indemnification may be made to or on behalf of such person if (i) his acts were committed in bad faith or were the result of his active and deliberate dishonesty and were material to such action or proceeding or (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

     Our By-Laws also provide that we shall indemnify any person made, or threatened to be made, a party to an action by or in our right to procure a judgment in our favor by reason of the fact that he, his testator or intestate, is or was one of our directors or officers, or is or was serving at our request as a director or officer of any other corporation, or of any partnership, joint venture, trust, employee benefit plan or other enterprise, against judgments, amounts paid in settlement and expenses (including attorneys' fees) incurred in connection with such action, or any appeal therein, provided that no indemnification may be made to or on behalf of such person if (i) his acts were committed in bad faith or were the result of his active and deliberate dishonesty and were material to such action or (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

     We maintain, at our expense, insurance policies insuring our directors and officers against certain liabilities which might be incurred by them in their capacities as directors and officers including liabilities arising under the Securities Act of 1933.

     Article SEVENTH of our Restated Certificate of Incorporation eliminates and limits the personal liability of our directors for any breach of duty in their capacity as directors to the fullest extent permitted by Section 402(b) of the New York Business Corporation Law. Section 402(b) of the Business Corporation Law referred to in Article SEVENTH permits New York corporations to eliminate or limit the personal liability of directors to the corporation or its shareholders for damages for any breach of duty in their capacity as such except liability
(i) of a director (a) whose acts or omissions were in bad faith, involved intentional misconduct or a knowing violation of law, (b) who personally gained a financial profit or other advantage to which he or she was not legally entitled or (c) whose acts violated certain other provisions of New York law or
(ii) for acts or omissions prior to July 23, 1987.

     The underwriters or agents on whose behalf the agreements listed as Exhibits 1.1-1.6 to this Registration Statement will be executed will agree in those agreements to indemnify our directors, officers and controlling persons against certain liabilities that might arise under the Securities Act of 1933 from information furnished to us by or on behalf of the underwriters or agents for use in this Registration Statement.

ITEM 16.  EXHIBITS.

  *1.1    Form of Underwriting Agreement (Common Shares and Preferred
          Shares of Phelps Dodge) (incorporated by reference to
          Exhibits 1.1 and 1.2, respectively, to Phelps Dodge's
          Current Report on Form 8-K, filed with the SEC on June 13,
          2002).
   1.2    Form of Underwriting Agreement (Senior Debt Securities and
          Junior Subordinated Debt Securities of Phelps Dodge)
          (incorporated by reference to Exhibit 1 to Phelps Dodge's
          Current Report on Form 8-K filed with the SEC on May 30,
          2001).
  *1.3    Form of Underwriting Agreement (Preferred Securities).
  *1.4    Form of Underwriting Agreement (Share Purchase Contracts of
          Phelps Dodge).
  *1.5    Form of Underwriting Agreement (Share Purchase Units of
          Phelps Dodge).
  *1.6    Form of Underwriting Agreement (Warrants of Phelps Dodge).
   3.1    Restated Certificate of Incorporation of Phelps Dodge
          (incorporated by reference to Exhibit 3.1 to Phelps Dodge's
          Quarterly Report on Form 10-Q for the quarter ended June 30,
          1999, filed with the SEC on August 13, 1999) as amended by the Certificate of Amendment to the Restated Certificate of
          Incorporation of Phelps Dodge (incorporated by reference to
          Exhibit 2.3 of Phelps Dodge's Registration Statement on Form
          8-A, filed with the SEC on June 10, 2002).
   3.2    By-Laws of Phelps Dodge, as amended effective September 5,
          2001 (incorporated by reference to Exhibit 3.2 to Phelps
          Dodge's Quarterly Report on Form 10-Q for the quarter ended
          September 30, 2000, filed with the SEC on November 14,
          2001).
   3.3    Certificate of Trust of PD Capital Trust I (incorporated by reference to Exhibit 3.3 to Phelps Dodge's Registration
          Statement on Form S-3 No. 333-43980, filed with the SEC on
          August 16, 2000).
   3.4    Certificate of Trust of PD Capital Trust II (incorporated by reference to Exhibit 3.4 to Phelps Dodge's Registration
          Statement on Form S-3 No. 333-43980, filed with the SEC on
          August 16, 2000).
   4.1    Indenture for Senior Debt Securities issued by Phelps Dodge
          (incorporated by reference to Exhibit 4.1 to Phelps Dodge's
          Registration Statement and Post-Effective Amendment No. 1 on
          Form S-3, Registration Nos. 33-44380 and 333-36415, filed
          with the SEC on September 25, 1997).
   4.2    Subordinated Indenture for Junior Subordinated Debt
          Securities issued by Phelps Dodge (incorporated by reference to Exhibit 4.2 to Phelps Dodge's Registration Statement on
          Form S-3 No. 333-43980, filed with the SEC on August 16,
          2000).
   4.3    Form of Senior Debt Security issued by Phelps Dodge
          (incorporated by reference to Exhibit 4 to Phelps Dodge's
          Current Report on Form 8-K filed with the SEC on May 30,
          2001).

   4.4    Form of Junior Subordinated Debt Security issued by Phelps
          Dodge (included in Exhibit 4.2).
   4.5    Rights Agreement between Phelps Dodge and The Chase
          Manhattan Bank (incorporated by reference to Exhibit 1 to
          Phelps Dodge's Current Report on Form 8-K, filed with the
          SEC on February 6, 1998).
   4.6    Second Amended and Restated Trust Agreement of PD Capital
          Trust I.
   4.7    Second Amended and Restated Trust Agreement of PD Capital
          Trust II.
   4.8    Tripartite/Conversion Agreement (resignation and appointment of Indenture Trustee of Indenture for Senior Debt
          Securities) (incorporated by reference to Exhibit 4.8 to
          Phelps Dodge's Registration Statement on Form S-3 No.
          333-43980, filed with the SEC on August 16, 2000).
   4.9    Form of Amended and Restated Trust Agreement of PD Capital
          Trust I and PD Capital Trust II (incorporated by reference to Exhibit 4.9 to Phelps Dodge's Registration Statement on
          Form S-3 No. 333-43980, filed with the SEC on August 16,
          2000).
   4.10   Form of Preferred Security (included in Exhibit 4.9).
   4.11   Form of Preferred Securities Guarantee of Phelps Dodge with respect to the preferred securities issued by PD Capital
          Trust I and PD Capital Trust II (incorporated by reference to Exhibit 4.11 to Phelps Dodge's Registration Statement on
          Form S-3 No. 333-43980, filed with the SEC on August 16,
          2000).
  *4.12   Form of Share Purchase Contract issued by Phelps Dodge.
  *4.13   Form of Warrant issued by Phelps Dodge.
  *4.14   Form of Warrant Agreement.
  *4.15   Form of Deposit Agreement.
  *4.16   Form of Depository Receipt for Phelps Dodge Corporation
          Depository Shares.
   4.17   Form of specimen Common Stock certificate (incorporated by reference to Exhibit 4.9 to Phelps Dodge's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002).
   4.18   Form of specimen 6.75% Series A Mandatory Convertible
          Preferred Share Certificate (incorporated by reference to
          Exhibit 4.10 to Phelps Dodge's Quarterly Report on Form 10-Q
          for the quarter ended June 30, 2002).
  *5.1    Opinion of Debevoise & Plimpton.
  *5.2    Opinion of Richards, Layton & Finger, P.A. relating to PD
          Capital Trust I.
  *5.3    Opinion of Richards, Layton & Finger, P.A. relating to PD
          Capital Trust II.
  12.1    Statement of Ratios of Earnings to Fixed Charges.
  23.1    Consent of PricewaterhouseCoopers LLP.
 *23.2    Consent of Debevoise & Plimpton (included in Exhibit 5.1).
 *23.3    Consents of Richards, Layton & Finger, P.A. (included in
          Exhibits 5.2 and 5.3).
  24.1    Powers of Attorney.
  25.1    Statement of Eligibility on Form T-1 under the Trust
          Indenture Act of 1939 of Wachovia Bank, National Association
          (formerly known as First Union National Bank), as Trustee
          under the Indenture (Senior Debt Securities issued by Phelps
          Dodge).
  25.2    Statement of Eligibility on Form T-1 under the Trust
          Indenture Act of 1939 of Wachovia Bank, National Association
          (formerly known as First Union National Bank), as Trustee
          under the Subordinated Indenture (Junior Subordinated Debt
          Securities issued by Phelps Dodge).
  25.3    Statement of Eligibility on Form T-1 under the Trust
          Indenture Act of 1939 of Wachovia Bank, National Association
          (formerly known as First Union National Bank), as Property
          Trustee for the Amended and Restated Trust Agreement of PD
          Capital Trust I.

  25.4    Statement of Eligibility on Form T-1 under the Trust
          Indenture Act of 1939 of Wachovia Bank, National Association
          (formerly known as First Union National Bank), as Property
          Trustee for the Amended and Restated Trust Agreement of PD
          Capital Trust II.
  25.5    Statement of Eligibility on Form T-1 under the Trust
          Indenture Act of 1939 of Wachovia Bank, National Association
          (formerly known as First Union National Bank), as Guarantee
          Trustee under the Guarantee of Phelps Dodge for the benefit of the holders of Preferred Securities of PD Capital Trust
          I.
  25.6    Statement of Eligibility on Form T-1 under the Trust
          Indenture Act of 1939 of Wachovia Bank, National Association
          (formerly known as First Union National Bank), as Guarantee
          Trustee under the Guarantee of Phelps Dodge for the benefit of the holders of Preferred Securities of PD Capital Trust
          II.

---------------
 * To be filed by amendment or as an exhibit to a report on Form 8-K pursuant to
   Item 601 of Regulation S-K.

ITEM 17.  UNDERTAKINGS.

     The undersigned registrants hereby undertake:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (a) to include any prospectus required by Section 10(a)(3) of the Securities Act;

             (b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (c) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that (a) and (b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrants pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

          (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

          (4) that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (5) to file an application for the purpose of determining the eligibility of the trustees to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act; and

          (6) that, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Phelps Dodge Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Phoenix, Arizona on the 18th day of April, 2003.

                                          PHELPS DODGE CORPORATION

                                          By: /s/   J. STEVEN WHISLER
                                            ------------------------------------
                                                     J. Steven Whisler
                                                  Chairman, President and
                                                  Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities indicated and on the 18th day of April, 2003.

                     SIGNATURE                                             TITLE
                     ---------                                             -----

               /s/ J. STEVEN WHISLER                 Chairman, President and Chief Executive Officer
---------------------------------------------------    (Principal Executive Officer)
                 J. Steven Whisler

                /s/ RAMIRO G. PERU                   Senior Vice President and Chief Financial Officer
---------------------------------------------------    (Principal Financial Officer)
                  Ramiro G. Peru

              /s/ STANTON K. RIDEOUT                 Vice President and Controller
---------------------------------------------------    (Principal Accounting Officer)
                Stanton K. Rideout

Robert N. Burt, Archie W. Dunham, William A. Franke, Marie L. Knowles, Robert D. Krebs, Jon C. Madonna, Southwood J. Morcott, Gordon R. Parker, William J. Post, Jack E. Thompson, Directors

By: /s/  RAMIRO G. PERU
    ----------------------------
          Ramiro G. Peru,
          Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, each of PD Capital Trust I and PD Capital Trust II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Phoenix, Arizona, on the 18th day of April, 2003.

                                          PD CAPITAL TRUST I
                                          By: Phelps Dodge Corporation as
                                          Depositor

                                          By: /s/  GREGORY W. STEVENS
                                            ------------------------------------
                                              Gregory W. Stevens
                                              Vice President and Treasurer

                                          PD CAPITAL TRUST II
                                          By: Phelps Dodge Corporation as
                                          Depositor

                                          By: /s/  GREGORY W. STEVENS
                                            ------------------------------------
                                              Gregory W. Stevens
                                              Vice President and Treasurer

                                 EXHIBIT INDEX

  *1.1    Form of Underwriting Agreement (Common Shares and Preferred
          Shares of Phelps Dodge) (incorporated by reference to Exhibits 1.1 and 1.2, respectively, to Phelps Dodge's
          Current Report on Form 8-K, filed with the SEC on June 13,
          2002).

   1.2    Form of Underwriting Agreement (Senior Debt Securities and
          Junior Subordinated Debt Securities of Phelps Dodge)
          (incorporated by reference to Exhibit 1 to Phelps Dodge's
          Current Report on Form 8-K filed with the SEC on May 30,
          2001).
  *1.3    Form of Underwriting Agreement (Preferred Securities).
  *1.4    Form of Underwriting Agreement (Share Purchase Contracts of
          Phelps Dodge).
  *1.5    Form of Underwriting Agreement (Share Purchase Units of
          Phelps Dodge).
  *1.6    Form of Underwriting Agreement (Warrants of Phelps Dodge).
   3.1    Restated Certificate of Incorporation of Phelps Dodge
          (incorporated by reference to Exhibit 3.1 to Phelps Dodge's
          Quarterly Report on Form 10-Q for the quarter ended June 30,
          1999, filed with the SEC on August 13, 1999) as amended by the Certificate of Amendment to the Restated Certificate of
          Incorporation of Phelps Dodge (incorporated by reference to
          Exhibit 2.3 of Phelps Dodge's Registration Statement on Form
          8-A, filed with the SEC on June 10, 2002).
   3.2    By-Laws of Phelps Dodge, as amended effective September 5,
          2001 (incorporated by reference to Exhibit 3.2 to Phelps
          Dodge's Quarterly Report on Form 10-Q for the quarter ended
          September 30, 2000, filed with the SEC on November 14,
          2001).
   3.3    Certificate of Trust of PD Capital Trust I (incorporated by reference to Exhibit 3.3 to Phelps Dodge's Registration
          Statement on Form S-3 No. 333-43980, filed with the SEC on
          August 16, 2000).
   3.4    Certificate of Trust of PD Capital Trust II (incorporated by reference to Exhibit 3.4 to Phelps Dodge's Registration
          Statement on Form S-3 No. 333-43980, filed with the SEC on
          August 16, 2000).
   4.1    Indenture for Senior Debt Securities issued by Phelps Dodge
          (incorporated by reference to Exhibit 4.1 to Phelps Dodge's
          Registration Statement and Post-Effective Amendment No. 1 on
          Form S-3, Registration Nos. 33-44380 and 333-36415, filed
          with the SEC on September 25, 1997).
   4.2    Subordinated Indenture for Junior Subordinated Debt
          Securities issued by Phelps Dodge (incorporated by reference to Exhibit 4.2 to Phelps Dodge's Registration Statement on
          Form S-3 No. 333-43980, filed with the SEC on August 16,
          2000).
   4.3    Form of Senior Debt Security issued by Phelps Dodge
          (incorporated by reference to Exhibit 4 to Phelps Dodge's
          Current Report on Form 8-K filed with the SEC on May 30,
          2001).
   4.4    Form of Junior Subordinated Debt Security issued by Phelps
          Dodge (included in Exhibit 4.2).
   4.5    Rights Agreement between Phelps Dodge and The Chase
          Manhattan Bank (incorporated by reference to Exhibit 1 to
          Phelps Dodge's Current Report on Form 8-K, filed with the
          SEC on February 6, 1998).
   4.6    Second Amended and Restated Trust Agreement of PD Capital
          Trust I.
   4.7    Second Amended and Restated Trust Agreement of PD Capital
          Trust II.
   4.8    Tripartite/Conversion Agreement (resignation and appointment of Indenture Trustee of Indenture for Senior Debt
          Securities) (incorporated by reference to Exhibit 4.8 to
          Phelps Dodge's Registration Statement on Form S-3 No.
          333-43980, filed with the SEC on August 16, 2000).
   4.9    Form of Amended and Restated Trust Agreement of PD Capital
          Trust I and PD Capital Trust II (incorporated by reference to Exhibit 4.9 to Phelps Dodge's Registration Statement on
          Form S-3 No. 333-43980, filed with the SEC on August 16,
          2000).

   4.10   Form of Preferred Security (included in Exhibit 4.9).
   4.11   Form of Preferred Securities Guarantee of Phelps Dodge with respect to the preferred securities issued by PD Capital
          Trust I and PD Capital Trust II (incorporated by reference to Exhibit 4.11 to Phelps Dodge's Registration Statement on
          Form S-3 No. 333-43980, filed with the SEC on August 16,
          2000).
  *4.12   Form of Share Purchase Contract issued by Phelps Dodge.
  *4.13   Form of Warrant issued by Phelps Dodge.
  *4.14   Form of Warrant Agreement.
  *4.15   Form of Deposit Agreement.
  *4.16   Form of Depository Receipt for Phelps Dodge Corporation
          Depository Shares.
   4.17   Form of specimen Common Stock certificate (incorporated by reference to Exhibit 4.9 to Phelps Dodge's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002).
   4.18   Form of specimen 6.75% Series A Mandatory Convertible
          Preferred Share Certificate (incorporated by reference to
          Exhibit 4.10 to Phelps Dodge's Quarterly Report on Form 10-Q
          for the quarter ended June 30, 2002).
  *5.1    Opinion of Debevoise & Plimpton.
  *5.2    Opinion of Richards, Layton & Finger, P.A. relating to PD
          Capital Trust I.
  *5.3    Opinion of Richards, Layton & Finger, P.A. relating to PD
          Capital Trust II.
  12.1    Statement of Ratios of Earnings to Fixed Charges.
  23.1    Consent of PricewaterhouseCoopers LLP.
 *23.2    Consent of Debevoise & Plimpton (included in Exhibit 5.1).
 *23.3    Consents of Richards, Layton & Finger, P.A. (included in
          Exhibits 5.2 and 5.3).
  24.1    Powers of Attorney.
  25.1    Statement of Eligibility on Form T-1 under the Trust
          Indenture Act of 1939 of Wachovia Bank, National Association
          (formerly known as First Union National Bank), as Trustee
          under the Indenture (Senior Debt Securities issued by Phelps
          Dodge).
  25.2    Statement of Eligibility on Form T-1 under the Trust
          Indenture Act of 1939 of Wachovia Bank, National Association
          (formerly known as First Union National Bank), as Trustee
          under the Subordinated Indenture (Junior Subordinated Debt
          Securities issued by Phelps Dodge).
  25.3    Statement of Eligibility on Form T-1 under the Trust
          Indenture Act of 1939 of Wachovia Bank, National Association
          (formerly known as First Union National Bank), as Property
          Trustee for the Amended and Restated Trust Agreement of PD
          Capital Trust I.
  25.4    Statement of Eligibility on Form T-1 under the Trust
          Indenture Act of 1939 of Wachovia Bank, National Association
          (formerly known as First Union National Bank), as Property
          Trustee for the Amended and Restated Trust Agreement of PD
          Capital Trust II.
  25.5    Statement of Eligibility on Form T-1 under the Trust
          Indenture Act of 1939 of Wachovia Bank, National Association
          (formerly known as First Union National Bank), as Guarantee
          Trustee under the Guarantee of Phelps Dodge for the benefit of the holders of Preferred Securities of PD Capital Trust
          I.
  25.6    Statement of Eligibility on Form T-1 under the Trust
          Indenture Act of 1939 of Wachovia Bank, National Association
          (formerly known as First Union National Bank), as Guarantee
          Trustee under the Guarantee of Phelps Dodge for the benefit of the holders of Preferred Securities of PD Capital Trust
          II.

---------------
 * To be filed by amendment or as an exhibit to a report on Form 8-K pursuant to
   Item 601 of Regulation S-K.